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                  RECAPITALIZATION AND STOCK PURCHASE AGREEMENT



                                  BY AND AMONG



                         WERNER HOLDING CO. (PA), INC.,

                THE SHAREHOLDERS OF WERNER HOLDING CO. (PA), INC.
                      LISTED ON THE SIGNATURE PAGES HERETO



                                       AND



                        GREEN EQUITY INVESTORS III, L.P.



                                   MAY 7, 2003



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                                TABLE OF CONTENTS

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ARTICLE I         DEFINITIONS ...................................................................................                 1

ARTICLE II        RECAPITALIZATION, PURCHASE AND REDEMPTION OF SHARES............................................                 7

         2.1      Amendment and Restatement of the Company's Articles of Incorporation...........................                 7
         2.2      Reclassification of Shares.....................................................................                 8
         2.3      Purchase and Sale of the Investor Shares.......................................................                 8
         2.4      Redemption of Shares...........................................................................                 8
         2.5      Exchange of Certificates.......................................................................                 8
         2.6      Closing........................................................................................                 9

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................                 9

         3.1      Corporate Organization.........................................................................                10
         3.2      Capital Stock..................................................................................                10
         3.3      Subsidiaries...................................................................................                11
         3.4      Investments....................................................................................                11
         3.5      Corporate Authority; Noncontravention..........................................................                11
         3.6      SEC Reports and Financial Statements...........................................................                12
         3.7      No Undisclosed Material Liabilities............................................................                13
         3.8      Absence of Certain Changes.....................................................................                13
         3.9      Insurance......................................................................................                14
         3.10     Customers......................................................................................                14
         3.11     Taxes..........................................................................................                15
         3.12     Governmental Permits...........................................................................                16
         3.13     Real Property..................................................................................                16
         3.15     Leases.........................................................................................                17
         3.15     Plant and Equipment............................................................................                17
         3.16     Intellectual Property..........................................................................                17
         3.17     Labor Relations................................................................................                17
         3.18     Employee Benefit Plans.........................................................................                18
         3.19     Certain Contracts..............................................................................                21
         3.20     Compliance with Law............................................................................                22
         3.21     Environmental Matters..........................................................................                22
         3.22     Litigation.....................................................................................                22
         3.23     International Trade Laws and Regulations.......................................................                22
         3.24     Transaction with Affiliates....................................................................                23
         3.26     Finders........................................................................................                23

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.............................................                23

         4.1      Authority and Related Matters..................................................................                23
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         4.2      No Finder......................................................................................                24

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF INVESTOR.....................................................                24

         5.1      Organization of Investor.......................................................................                24
         5.2      Authority and Related Matters..................................................................                25
         5.3      No Finder......................................................................................                25
         5.4      Absence of Proceedings.........................................................................                25
         5.5      Investment Intent..............................................................................                25
         5.6      Status as Accredited Investor..................................................................                25
         5.7      Financial Capability...........................................................................                26
         5.8      No Outside Reliance............................................................................                26
         5.9      Governmental Consents..........................................................................                26

ARTICLE VI        ADDITIONAL COVENANTS...........................................................................                26

         6.1      Operations Prior to the Closing Date...........................................................                26
         6.2      Access by Investor.............................................................................                28
         6.3      Confidentiality................................................................................                28
         6.4      Certain Agreements.............................................................................                29
         6.5      No Public Announcement.........................................................................                29
         6.6      Governmental Filings; Consents.................................................................                29
         6.7      Non-Solicitation of Employees..................................................................                30
         6.8      Shareholders' Meeting..........................................................................                30
         6.9      Bondholders' Consent...........................................................................                30
         6.10     Shareholders' Agreement; Registration Rights Agreement.........................................                30
         6.11     Approval of Transactions.......................................................................                31

ARTICLE VII       CONDITIONS PRECEDENT TO OBLIGATION OF INVESTOR.................................................                31

         7.1      No Misrepresentation or Breach.................................................................                31
         7.2      Litigation.....................................................................................                31
         7.3      HSR Act........................................................................................                31
         7.4      Governmental Approvals.........................................................................                31
         7.5      Financing......................................................................................                31
         7.6      Bondholders' Consent...........................................................................                32
         7.7      Shareholder Approval...........................................................................                32
         7.8      Management Services Agreement..................................................................                32
         7.9      Amended and Restated Shareholders' Agreement...................................................                32
         7.10     Amended and Restated Registration Rights Agreement.............................................                32
         7.11     Solvency Opinion...............................................................................                32
         7.12     Opinion of Counsel.............................................................................                32
         7.13     Organizational Documents.......................................................................                32
         7.14     Minimum EBITDA.................................................................................                32
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ARTICLE VIII      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS........................                33

         8.1      No Misrepresentation or Breach.................................................................                33
         8.2      Litigation.....................................................................................                33
         8.3      HSR Act........................................................................................                33
         8.4      Financing......................................................................................                33
         8.5      Bondholders' Consent...........................................................................                33
         8.6      Solvency Opinion...............................................................................                33
         8.7      Shareholder Approval...........................................................................                33

ARTICLE IX        TERMINATION....................................................................................                34

         9.1      Termination....................................................................................                34
         9.2      Effect of Termination..........................................................................                34

ARTICLE X         GENERAL PROVISIONS.............................................................................                34

         10.1     Survival of Representations and Warranties.....................................................                34
         10.2     Notices........................................................................................                35
         10.3     Partial Invalidity.............................................................................                36
         10.4     Execution in Counterparts; Facsimile Signatures................................................                36
         10.5     Governing Law..................................................................................                36
         10.6     Expenses.......................................................................................                36
         10.7     Assignment; Successors and Assigns; No Third Party Beneficiaries...............................                36
         10.8     No Implied Representation......................................................................                37
         10.9     Titles and Headings............................................................................                37
         10.10    Schedules and Exhibits.........................................................................                37
         10.11    Knowledge......................................................................................                37
         10.12    Entire Agreement; Amendments...................................................................                37
         10.13    Waivers........................................................................................                37
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                             EXHIBITS AND SCHEDULES

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Exhibit A                  Shareholders and their Shareholdings
Exhibit B                  Form of Amended Charter
Exhibit C                  Form of Statement with Respect to Shares
Exhibit D                  Form of Amended and Restated Shareholders' Agreement
Exhibit E                  Form of Amended and Restated Registration Rights Agreement
Exhibit F                  Form of Management Services Agreement
Exhibit G                  Form of Opinion of Company Counsel

Schedule 3.2(b)            Company Options
Schedule 3.2(c)            Agreements with Respect to Capital Stock
Schedule 3.2(e)            Post-Recapitalization Equity Capitalization
Schedule 3.3               Subsidiaries
Schedule 3.4               Investments
Schedule 3.5               Corporate Authority; Noncontravention
Schedule 3.8               Absence of Certain Changes
Schedule 3.9               Insurance
Schedule 3.10              Customers
Schedule 3.11              Tax Matters
Schedule 3.13              Real Property
Schedule 3.14              Leases
Schedule 3.16              Intellectual Property
Schedule 3.17              Labor Relations
Schedule 3.18              Employee Benefit Plans
Schedule 3.19              Certain Contracts
Schedule 3.20              Compliance with Law
Schedule 3.21              Environmental Matters
Schedule 3.22              Litigation
Schedule 3.24              Transactions with Affiliates
Schedule 3.25              Finders
Schedule 4.1               Shareholder Authority and Related Matters
Schedule 6.1               Operations Prior to the Closing Date
Schedule 7.14              EBITDA Adjustments
Schedule 10.11             Persons Having Knowledge
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                                       iv
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                  RECAPITALIZATION AND STOCK PURCHASE AGREEMENT

                  This RECAPITALIZATION AND STOCK PURCHASE AGREEMENT is dated as of May 7, 2003, by and among those Persons listed on Exhibit A hereto, Werner Holding Co. (PA), Inc., a Pennsylvania corporation (the "Company"), and Green Equity Investors III, L.P., a Delaware limited partnership ("Investor").

                                   BACKGROUND

                  A. The outstanding equity securities of the Company consist of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class E Common Stock, each having a par value of $0.01 per share.

                  B. The Shareholders are, in the aggregate, the owners of 100% of the outstanding shares of Class D and Class E Common Stock of the Company, as well as a majority of the outstanding shares of Class A, Class B and Class C Common Stock of the Company.

                  C. The board of directors of the Company (the "Board") has decided to effect a recapitalization of the Company as described herein, which includes the reclassification and redemption of certain shares of capital stock and certain transactions between the Company and Investor.

                  D. The Board has determined that the transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and its shareholders.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements set forth herein, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  In addition to the other words and terms defined elsewhere in this Agreement, as used in this Agreement, the following words and terms have the meanings specified or referred to below:

                  "Affiliate" means, with respect to any Person that is not an individual, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person will be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. A Person will be deemed to control a partnership if (a) such Person or a subsidiary of such Person, directly or indirectly, is the sole general partner or sole managing general partner of such partnership or (b) the only general partners of such partnership are such Person and/or subsidiaries of such Person. A Person will be deemed to control a limited liability company if

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(a) such person or a subsidiary of such Person is the manager or managing member of such limited liability company, or (b) all of the members of such limited liability company are such Person and/or subsidiaries of such Person.

                  "Agreement" means this Recapitalization and Stock Purchase Agreement dated as of May 7, 2003.

                  "Amended Charter" has the meaning specified in Section 2.1.

                  "Board" has the meaning specified in the recitals.

                  "Certificates" has the meaning specified in Section 2.5(a).

                  "Class A Stock" has the meaning specified in Section 3.2.

                  "Class B Stock" has the meaning specified in Section 3.2.

                  "Class C Stock" has the meaning specified in Section 3.2.

                  "Class D Stock" has the meaning specified in Section 3.2.

                  "Class E Stock" has the meaning specified in Section 3.2.

                  "Class F Stock" has the meaning specified in Section 2.1(a).

                  "Class R Stock" has the meaning specified in Section 2.1(a).

                  "Closing" has the meaning specified in Section 2.6.

                  "Closing Date" has the meaning specified in Section 2.6.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" has the meaning specified in Section 3.2.

                  "Company" has the meaning specified in the first paragraph of this Agreement.

                  "Company Intellectual Property" shall mean all Intellectual Property that is currently used in the business of the Company or any of its Subsidiaries or that is necessary to conduct the business of the Company or its Subsidiaries as presently conducted.

                  "Company Option" has the meaning specified in Section 3.2(b).

                  "Company Option Plan" has the meaning specified in Section 3.2(b).

                  "Copyrights" shall mean U.S. and foreign registered and unregistered copyrights (including those in computer software and databases), rights of publicity and all registrations and applications to register the same.

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                  "Critical Customers" means The Home Depot and Lowe's.

                  "EBITDA" means earnings before interest, income taxes, depreciation and amortization of the Company and its Subsidiaries, on a consolidated basis, in each case calculated in a manner consistent with the calculations of "EBITDA" in the Company's Annual Report of Form 10-K for the year ended December 31, 2002; provided, however, that no non-recurring expenses or charges shall be added to the earnings of the Company and its Subsidiaries, except to the extent set forth on Schedule 7.14.

                  "Encumbrance" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance, option claim, proxy, voting trust or agreement, obligation, understanding or arrangement which restricts title or transfer of any kind whatsoever in respect of such asset or has the practical effect of any of the foregoing.

                  "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  "Environmental Laws" means all federal, state, local and foreign laws and regulations and common laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "GAAP" has the meaning specified in Section 3.6.

                  "Governmental Body" means any federal, state, local or foreign court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

                  "Governmental Permits" has the meaning specified in Section 3.12.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indenture" means the indenture, dated as of November 24, 1997, governing the Notes.

                  "Improvements" has the meaning specified in Section 3.15.

                  "Intellectual Property" shall mean all of the following:
Trademarks, Patents, Copyrights and Licenses.

                  "International Trade Laws" has the meaning specified in
Section 3.23.

                  "Investor" has the meaning specified in the first paragraph of this Agreement.

                  "IRS" means the Internal Revenue Service.

                  "Laws" means any federal, state, local or foreign law, code, regulation, rule, judgment, ruling or decree.

                  "Lease" shall mean each lease pursuant to which the Company or any Subsidiary of the Company leases any real property.

                  "LGP" means Leonard Green & Partners, L.P.

                  "Licenses" shall mean all licenses and agreements pursuant to which the Company has acquired rights in or to any Trademarks, Patents or Copyrights, or licenses and agreements pursuant to which the Company has licensed or transferred the right to use any of the foregoing.

                  "Management Services Agreement" means that certain Management Services Agreement to be entered into by Werner Delaware and LGP, on or before the Closing, substantially in the form attached as Exhibit F hereto.

                  "Material Adverse Effect" means any event, circumstance, change, condition, development or occurrence either individually or in the aggregate with all other events, circumstances, changes, conditions, developments or occurrences, resulting in or reasonably likely to result in a material adverse effect on (i) the business, results of operations, condition (financial or otherwise), or assets or liabilities (contingent or otherwise) of the Company and its Subsidiaries, taken as a whole, (ii) the legality or enforceability of this Agreement, or (iii) the ability of the Company to perform its obligations and to consummate the transactions contemplated by this Agreement, except, in the case of (i) above, for any event, circumstance, change, condition, development or occurrence resulting from any deterioration after the date of this Agreement of any national, international or regional economic or financial conditions, including any such effects or changes resulting from acts of war (whether or not declared) that occur after the date of this Agreement or acts of terrorism that occur after the date of this Agreement.

                  "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products, asbestos or asbestos-containing materials or products, polychlorinated biphenyls, lead or lead-based paints or materials, radon or mold.

                  "New Bank Facility" has the meaning specified in Section 3.3.

                  "Notes" means the 10% Senior Subordinated Notes due 2007 issued by Werner Holding Co. (DE), Inc., a Delaware corporation and wholly owned subsidiary of the Company.

                  "Patents" shall mean issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof.

                  "Paying Agent" means the Person, which may include the Company, designated by the Company to exchange Certificates for New Certificates and deliver payment of the Series R Redemption Amount.

                  "PBCL" means the Pennsylvania Business Corporation Law.

                  "Permitted Encumbrances" means (i) easements, covenants, restrictions and other matters that do not prohibit or impair in any material respect the use and enjoyment of the real property, (ii) liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings,
(iii) liens of carriers, warehousemen, mechanics, materialmen and other similar liens for amounts not yet due and payable incurred in the ordinary course of business that have not had and would not reasonably be expected to have a Material Adverse Effect, (iv) title defects and other Encumbrances that would not reasonably be expected to materially and adversely interfere with the Company's or its Subsidiaries' use of material Real Property, (v) any Encumbrance set forth on Schedule 3.13 hereto and (vi) any Encumbrances arising from the Senior Credit Agreement, the New Bank Facility or the Receivables Purchase Agreement.

                  "Person" means and includes an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture or an unincorporated organization.

                  "Post-Recapitalization Class A Stock" has the meaning specified in Section 2.1(a).

                  "Post-Recapitalization Class B Stock" has the meaning specified in Section 2.1(a).

                  "Post-Recapitalization Class C Stock" has the meaning specified in Section 2.1(a).

                  "Post-Recapitalization Class D Stock" has the meaning specified in Section 2.1(a).

                  "Post-Recapitalization Class E Stock" has the meaning specified in Section 2.1(a).

                  "Post-Recapitalization Shares" means the shares of Post-Recapitalization Class A Stock, Post-Recapitalization Class B Stock, Post-Recapitalization Class C Stock, Post-Recapitalization Class D Stock or Post-Recapitalization Class E Stock to be outstanding upon consummation of the transactions contemplated by this Agreement.

                  "Preferred Shares" has the meaning specified in Section 2.3.

                  "Preferred Statement" has the meaning specified in Section
2.1.

                  "Pre-Recapitalization Shares" means the shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock or Class E Stock outstanding immediately prior to the consummation of the transactions contemplated by this Agreement.

                  "Purchase Price" has the meaning specified in Section 2.3.

                  "Real Property" shall mean all real property that is owned or used by the Company or any Subsidiary of the Company or that is reflected as an asset of the Company or any Subsidiary of the Company on the consolidated balance sheet of the Company and its Subsidiaries.

                  "Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of May 29, 1998 among Werner Funding Corporation, Werner Co., Market Street Funding Corporation and PNC Bank, National Association, as amended from time to time.

                  "Returns" has the meaning specified in Section 3.11(a).

                  "SEC" has the meaning specified in Section 3.6.

                  "SEC Filings" has the meaning specified in Section 3.6.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Credit Agreement" means the Credit Agreement dated as of November 24, 1997 among the Company, certain lenders and Bankers Trust Company as Administrative Agent, as amended from time to time.

                  "Series A Preferred Stock" has the meaning specified in
Section 2.1(c).

                  "Series R Redemption Amount" has the meaning specified in
Section 2.4(c).

                  "Shareholders" means the holders listed on Exhibit A hereto.

                  "Subsidiary" means, with respect to any party, any corporation, partnership or other entity or organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other entity or organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                  "Tax" or "Taxes" has the meaning specified in Section 3.11(a).

                  "Trademarks" shall mean U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same.

                  "Transaction Expenses" means the legal, accounting, financial advisory and consulting expenses incurred in connection with the transactions contemplated hereby by any of the Company, the Subsidiaries, the Shareholders and, in the event and only in the event of Closing upon the terms and subject to the satisfaction or waiver of the conditions contained in this Agreement, Investor.

                  "Werner Delaware" means Werner Holding Co. (DE), Inc., a Delaware corporation.


                                   ARTICLE II
               RECAPITALIZATION, PURCHASE AND REDEMPTION OF SHARES

                  2.1 Amendment and Restatement of the Company's Articles of Incorporation; Statement with Respect to Shares. In accordance with the PBCL, and upon the terms and subject to the satisfaction or waiver of the conditions contained in this Agreement, at or prior to the Closing, the Company shall file with the Secretary of State of the Commonwealth of Pennsylvania Articles of Amendment to amend and restate the Company's Articles of Incorporation substantially in the form attached hereto as Exhibit B (the "Amended Articles"), which shall include a Statement with Respect to Shares substantially in the form attached hereto as Exhibit C (the "Preferred Statement" and together with the Amended Articles, the "Amended Charter"). The Amended Charter shall, among other things, provide as follows:

                  (a) The Company shall have eight classes of common stock, par value $0.01 per share, (i) the first class of common stock shall be designated as Class A Common Stock (the "Post-Recapitalization Class A Stock,") (ii) the second class of common stock shall be designated as Class B Common Stock (the "Post-Recapitalization Class B Stock"), (iii) the third class of common stock shall be designated as Class C Common Stock (the "Post-Recapitalization Class C Stock"), (iv) the fourth class of common stock shall be designated as Class D Common Stock (the "Post-Recapitalization Class D Stock"), (v) the fifth class of common stock shall be designated as Class E Common Stock (the "Post-Recapitalization Class E Stock"), (vi) the sixth class of common stock shall be designated as Class R Common Stock (the "Class R Stock"), (vii) the seventh class of common stock shall be designated as Class F Common Stock (the "Class F Stock") and (viii) the eighth class of common stock shall be designated as Common Stock (the "Post Recapitalization Common Stock");

                  (b) Each share of Class R Stock shall be subject to redemption by the Company at the Series R Redemption Amount (as defined below); and

                  (c) The Company will have a class of preferred stock having the powers, preferences and relative, participating, optional and other special rights of convertible pay-in-kind preferred stock, as set forth in the Preferred Statement (the "Series A Preferred Stock.")

                  2.2 Reclassification of Shares. Upon the effectiveness of the Amended Charter (the "Effectiveness Time"), each issued and outstanding Pre-Recapitalization Share shall be reclassified and converted into the right to receive 0.396646 shares of fully paid and nonassessable Class R Stock and:

                  (a) for each share of Class A Stock, the right to retain
0.603354 shares of Post-Recapitalization Class A Stock;

                  (b) for each share of Class B Stock, the right to retain
0.603354 shares of Post-Recapitalization Class B Stock;

                  (c) for each share of Class C Stock, the right to retain
0.603354 shares of Post-Recapitalization Class C Stock;

                  (d) for each share of Class D Stock, the right to retain
0.603354 shares of Post-Recapitalization Class D Stock; and

                  (e) for each share of Class E Stock, the right to retain
0.603354 shares of Post-Recapitalization Class E Stock.

                  2.3 Purchase and Sale of the Series A Preferred Stock. Upon the terms and subject to the satisfaction or waiver of the conditions contained in this Agreement, at the Closing and following the Effectiveness Time, Investor agrees to purchase and the Company agrees to issue and sell to Investor 65,000 shares of Series A Preferred Stock (the "Preferred Shares") for an aggregate consideration of $65,000,000 (the "Purchase Price"). At the Closing, Investor shall deliver the Purchase Price to the Company by wire transfer of immediately available funds.

                  2.4 Redemption of Shares. Upon the terms and subject to the satisfaction or waiver of the conditions contained in this Agreement and the Amended Charter, at the Closing and following the Effectiveness Time, upon receipt by the Company of the Purchase Price and the proceeds of the New Bank Facility, the Company shall redeem (the "Redemption") all of the issued and outstanding shares of Class R Stock. The redemption price to be paid for each share of Class R Stock shall be $4,929.66 (the "Series R Redemption Amount.")

                  2.5 Exchange of Certificates.

                  (a) As soon as practicable following the Closing and upon surrender to the Paying Agent for cancellation of certificates which immediately prior to the Closing Date represent issued and outstanding Pre-Recapitalization Shares (the "Certificates") and proper delivery of a duly executed letter of transmittal and such other customary documents as may be required pursuant to the letter of transmittal, the holder of such Certificate shall receive in exchange therefor: (i) certificates evidencing that number of Post-Recapitalization Shares which such holder is entitled to receive pursuant to Section 2.2, and (ii) the Series R Redemption Amount such holder is entitled to receive pursuant to Section 2.4. The Series R Redemption Amount will be paid, in the case of holders of Class D and E Stock, and holders of more than 1,000 shares of Class C Stock immediately prior to the recapitalization, via wire transfer of immediately available funds. No interest will be paid or accrued with respect to any Series R Redemption Amount payable upon the surrender of the Certificates. Following the effectiveness of the Amended Charter and until surrendered in accordance with the provisions of this Section 2.5, each Certificate shall represent for all purposes only the right to receive, upon such surrender, Post-Recapitalization Shares in accordance with Section 2.2 and the Series R Redemption Amount in accordance with Section 2.4, without any interest thereon, subject to any required withholding taxes.

                  (b) Beginning at 5:00 p.m., Eastern Daylight Time, on the last business day before the Closing Date, there shall be no transfers of Pre-Recapitalization Shares on the stock transfer books of the Company which were outstanding immediately prior to the Closing. If, after the Closing Date, Certificates are presented to the Company, they shall be cancelled and exchanged for Post-Recapitalization Shares in accordance with Section 2.2, the Series R Redemption Amount in accordance with Section 2.4, without any interest thereon, subject to any required withholding taxes, in accordance with the procedures set forth in this Section 2.5.

                  (c) No dividends or other distributions with respect to Post-Recapitalization Shares with a record date after the Closing Date shall be paid to the holder of any unsurrendered Certificate with respect to Post-Recapitalization Shares represented thereby until the surrender of such Certificate in accordance with this Section 2.5.

                  (d) The Company shall not be liable to any Person in respect of any Post-Recapitalization Shares (or dividends or distributions with respect thereto) or Series R Redemption Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  2.6 Closing. Upon the terms and subject to the satisfaction or waiver of the conditions contained in this Agreement, the consummation of the transactions provided for in this Article II (the "Closing") shall take place on the second business day after the date on which each of the conditions set forth in Articles VII and VIII have been satisfied or waived by the party or parties entitled to the benefit of such conditions (it being understood that, in the case of waiver of any conditions for the benefit of the Company and the Shareholders, such waiver may be made by the Company on behalf of itself and each of the Shareholders), or on such other date as Investor and the Company (on behalf of itself and the Shareholders) mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date." The Closing shall take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166 or at such other place as Investor and the Company (on behalf of itself and the Shareholders) mutually agree. For purposes of this Section 2.6 and Section 9.1 hereof, any determination made or action taken by the Company on behalf of itself and the Shareholders shall be deemed to be the determination or act of each Shareholder. The effectiveness of the Amended Charter, the sale of the Preferred Shares and the Redemption shall be deemed to occur sequentially in that order but the Closing will be conducted in such a manner that none of such events will occur unless all three of such events occur at the Closing.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Investor as follows:

                  3.1 Corporate Organization. The Company and each of its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. The Company and each of its Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or assets or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing has not had and would not have a Material Adverse Effect. The Company and each of its Subsidiaries have all requisite power (corporate and other) to own or lease and to operate and use its properties and assets and to carry on its business as now conducted. The Company has delivered or made available to Investor complete and correct copies of the articles of incorporation and bylaws (or comparable governing documents) of the Company and each of its Subsidiaries, each as in effect on the date hereof.

                  3.2 Capital Stock.

                  (a) The authorized capital stock of the Company consists of

                           (i) 5,000 shares of Class A stock, par value $.01 per share (the "Class A Stock") of which 1,879.5454 shares are issued and outstanding;

                           (ii) 25,000 shares of Class B stock, par value $.01 per share (the "Class B Stock") of which 21,774.9346 shares are issued and outstanding;

                           (iii) 45,000 shares of Class C stock, par value $.01 per share (the "Class C Stock") of which 5,515.7790 shares are issued and outstanding;

                           (iv) 1,000 shares of Class D stock, par value $.01 per share (the "Class D Stock") of which 1,000 shares are issued and outstanding;

                           (v) 50,000 shares of Class E stock, par value $.01 per share (the "Class E Stock") of which 45,000 shares are issued and outstanding; and

                           (vi) 131,000 shares of common stock, par value $.01 per share (the "Common Stock") of which no shares are issued and outstanding.

                  (b) As of the date hereof, options to purchase 6,120 shares of Class C Stock (each a "Company Option") are outstanding pursuant to stock option agreements entered into between the Company and certain management and key employees pursuant to the Werner Holding Co. (PA), Inc. Stock Incentive Plan (the "Company Option Plan"). Schedule 3.2(b) includes an accurate and complete list of the Company Options setting forth the name of the optionee, the exercise price and the number of shares of Class C Stock subject to each outstanding Company Option.

                  (c) Except as disclosed in Schedule 3.2(c), there are no agreements, warrants, puts, calls, rights, options, convertible or exchangeable securities or other commitments of any character to which the Company is a party or by which it is bound which obligates the Company to issue, deliver or sell any additional shares of its capital stock or any securities or instruments convertible into or exchangeable for any such additional shares of capital stock. All outstanding

Pre-Recapitalization Shares are duly authorized, validly issued and fully paid and nonassessable and were not issued in violation of any preemptive rights contained in the Company's charter documents or any shareholder agreement.

                  (d) The Preferred Shares that are being purchased by Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement, and the shares of Class F Stock, when issued upon the conversion in accordance with its terms of the Series A Preferred Stock, will be duly authorized, validly issued, fully-paid, and nonassessable.

                  (e) After giving effect to the transactions contemplated by this Agreement, the authorized, issued and outstanding equity capitalization of the Company will be as set forth on Schedule 3.2(e).

                  (f) Other than as contained in the Company's charter, or shareholder, employment or option agreements to which the Company is a party from time to time, there are no obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any capital stock (or equivalent equity interests of entities other than corporations) of the Company or any of its Subsidiaries.

                  3.3 Subsidiaries. Schedule 3.3 lists each Subsidiary of the Company. There are no agreements, warrants, puts, calls, rights, options or other commitments of any character to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound which obligates the Company or any Subsidiary to issue, deliver or sell any outstanding or additional shares of capital stock of any Subsidiary or any securities or instruments convertible into or exchangeable for any such outstanding or additional shares of capital stock. Each outstanding share of capital stock of each Subsidiary that is a corporation is duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, and each such share is owned by the Company or another Subsidiary, free and clear of Encumbrances, except any Encumbrance arising from the Senior Credit Agreement or from the new senior bank facility to be entered into in connection with the transactions contemplated hereby (the "New Bank Facility").

                  3.4 Investments. Except for interests in its Subsidiaries or as identified on Schedule 3.4, the Company does not own directly or indirectly an interest or investment (whether debt or equity) in any corporation, partnership, joint venture, trust or other entity having a value in excess of $1,000,000.

                  3.5 Corporate Authority; Noncontravention.

                  (a) The Company has all requisite corporate power to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors' rights generally or by general principles of equity and public policy).

                  (b) Except as set forth in Schedule 3.5 and, in the case of clauses (iii) and (iv) except as would not have a Material Adverse Effect, the execution and delivery of this Agreement by the Company and each Shareholder, the consummation by the Company and each Shareholder of any of the transactions contemplated hereby, and the performance by the Company and each Shareholder of its obligations hereunder will not:

                           (i) violate any provision of the articles of incorporation or bylaws (or comparable governing documents) of the Company or any Subsidiary;

                           (ii) contravene any Law;

                           (iii) violate or conflict with, constitute (with or without due notice or lapse of time or both) a default of or breach under, entitle any party to accelerate, terminate or rescind any obligation or right under, or result in the creation or imposition of any Encumbrance upon any of the assets of the Company or any Subsidiary pursuant to any provision of, any note, bond, mortgage, lease, agreement, indenture, license, contract or instrument to which either the Company or any Subsidiary is a party or by which any of them or any of their assets is bound; or

                           (iv) other than compliance with the HSR Act and filing the Amended Charter and the Preferred Statement with the Secretary of State of the Commonwealth of Pennsylvania, require the approval, consent, authorization or act of, or the making by the Company or any Subsidiary of any declaration, filing or registration with, any Governmental Body.

                  3.6 SEC Reports and Financial Statements. Since December 31, 1999, the Company has filed all material forms, reports and documents with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated thereunder, and all such forms, reports and documents filed with the SEC have complied in all material respects with all applicable requirements of the federal securities laws and the rules and regulations promulgated thereunder (such forms, reports and documents, together with any exhibits and any amendments thereto including any related financial statements and any information incorporated by reference therein are referred to as the "SEC Filings"). As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets, statements of operations and statements of cash flow included in the SEC Filings were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows of the Company and its Subsidiaries for the periods then ended (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments and the absence of notes to such statements).

                  3.7 No Undisclosed Material Liabilities. There are no material liabilities of the Company and its Subsidiaries, taken as a whole, of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

                           (a) liabilities disclosed on the Company's consolidated balance sheet as of December 31, 2002;

                           (b) actual trade payables incurred in the ordinary course of business consistent with the past practices of the Company and its Subsidiaries;

                           (c) liabilities incurred to perform this Agreement (including under the New Bank Facility) and, on the Closing Date, liabilities permitted to be incurred pursuant to Section 6.1(b) hereof; and

                           (d) liabilities incurred in the ordinary course of business consistent with the past practices of the Company and its Subsidiaries.

                  3.8 Absence of Certain Changes. Since December 31, 2002, other than as set forth on Schedule 3.8, (i) there has not been a Material Adverse Effect, (ii) the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practice and (iii) neither the Company nor any Subsidiary has taken any of the following actions:

                           (a) amended its articles of incorporation or bylaws or other organizational documents;

                           (b) split, combined or reclassified any shares of its capital stock or declared, set aside or paid any dividends or made any other distributions (whether in cash, stock or other property) in respect of such shares, except for dividends and distributions payable by a Subsidiary to another Subsidiary or to the Company;

                           (c) redeemed, purchased or otherwise acquired for any consideration any outstanding shares of its capital stock or securities carrying the right to acquire or which are convertible into or exchangeable or exercisable for, with or without additional consideration, such capital stock, except the redemption or repurchase of shares of Class C Stock from employees in connection with the termination of such employee's employment;

                           (d) incurred any indebtedness, except (A) borrowings in the ordinary course of business and consistent with the Company's past practices under the Senior Credit Agreement or the New Bank Facility, (B) sales under the Receivables Purchase Agreement in the ordinary course of business and consistent with the Company's past practices, it being understood that (i) on the date of this Agreement, the Company has outstanding $20.0 million of receivables that have been sold pursuant to the Receivables Purchase Agreement and (ii) the Company will sell receivables under the Receivables Purchase Agreement in connection with consummating the transactions contemplated hereby in an amount sufficient to provide the Company with up to $20.0 million of proceeds, (C) trade payables in the ordinary course of business and consistent with the

         Company's past practices and (D) other indebtedness not in excess of $1,000,000 in the aggregate;

                           (e) made any acquisition or disposition of stock or other securities or assets of any Person except (A) acquisitions or dispositions of inventory and equipment in the ordinary course of business and (B) other dispositions of assets not in excess of $1,000,000 in the aggregate;

                           (f) entered into any employment or similar contract with, or materially increased the compensation payable to, any officer or employee except in the ordinary course of business;

                           (g) altered in any material respect its practices and policies relating to the payment and collection of accounts payable and accounts receivable;

                           (h) adopted, amended in any material respect or terminated any Plan, severance plan or collective bargaining agreement or made awards or distributions under any Plan, except awards or distributions to any participant or employee in the ordinary course of business and amendments that have been made in order to comply with changes in applicable Laws;

                           (i) created, assumed or suffered to be incurred any Encumbrance of any kind on any of its properties or assets other than Permitted Encumbrances;


                           (j) amended, supplemented or modified any agreement material to the Company and its Subsidiaries taken as a whole, except in the ordinary course of business; or

                           (k) committed to do any of the foregoing.

                  3.9 Insurance. Schedule 3.9 contains a schedule of all material insurance policies or binders of insurance which relate to the business of the Company and its Subsidiaries as of the date hereof (the "Insurance Policies"). Each Insurance Policy is in full force and effect and, to the Company's knowledge, is valid and enforceable, and all premiums due thereon have been paid in full. To the Company's knowledge, none of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement.

                  3.10 Customers.

                  (a) Except as set forth on Schedule 3.10, there exists no actual or, to the Company's knowledge, threatened, nor as a result of the transactions contemplated by this Agreement, does the Company anticipate there to be a material cancellation of, or materially adverse modification to or material change in, the business relationship of the Company and its Subsidiaries with any Critical Customer since December 31, 2002, including any materially negative change in sales volume of products sold to such customers or the profit margins of such sales.

                  (b) Schedule 3.10 identifies the eight largest customers of the Company and its Subsidiaries based on the dollar value of products sold by the Company for the fiscal year ended December 31, 2002, other than the Critical Customers. There exists no actual or, to the Company's knowledge, threatened, nor as a result of the transactions contemplated by this Agreement, does the Company anticipate there to be a cancellation of, or adverse modification to or change in, the business relationship of the Company and its Subsidiaries with any such customers since December 31, 2002, including any materially negative change in sales volume of products sold to such customers or the profit margins of such sales, except as would not reasonably be expected to result in a Material Adverse Effect.

                  3.11 Taxes.

                  (a) The Company and its Subsidiaries have filed or caused to be filed (or will have filed or caused to be filed) all material federal, state, foreign and local tax returns, tax information returns, reports, and estimates ("Returns"), for all taxable or reporting periods ending on or before the Closing Date (taking into account applicable extension periods) to the extent required to be filed by the Company and its Subsidiaries under applicable federal, foreign, state or local law on or before the Closing Date; all Taxes due have been paid in full when due, and adequate provision has been made on the financial statements of the Company and its Subsidiaries for all Taxes not yet due and payable; all Returns are true, complete and accurate in all material respects; and there are no liens on any of the assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax. As used in this Agreement, "Taxes" or "Tax" means all foreign, federal, state and local taxes of any kind, including, without limitation, income, capital gains, gross receipts, franchise, employment, sales, use, license, property or withholding taxes and any interest or penalties related thereto.

                  (b) Except as set forth in Schedule 3.11, as of the date hereof: (i) all deficiencies or assessments relating to Taxes have been paid in full; (ii) no waivers of statutes of limitation and no extensions of time have been given or requested with respect to any payments of Taxes by the Company and its Subsidiaries; and (iii) no closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries.

                  (c) Neither the Company nor any of its Subsidiaries has been notified in writing by the Internal Revenue Service or any other Governmental Body of any issue relating to Taxes in connection with any Return filed by or on behalf of the Company or any of its Subsidiaries for taxable years of the Company as to which the respective statutes of limitations on the assessment of Taxes have not expired or for which examinations by the taxing authorities have not been completed.

                  (d) Other than as set forth on Schedule 3.11, there are not pending Tax audits relating to the Company or any of its Subsidiaries.

                  (e) Neither the Company nor any of its Subsidiaries has received notice within the last three years from any Governmental Body in a jurisdiction in which the Company or any of its Subsidiaries does not file Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

                  3.12 Governmental Permits. The Company and each Subsidiary own, hold or possess all governmental licenses, permits, privileges, immunities, approvals and other authorizations which are necessary for the ownership, leasing, operation and use of its assets or which are required for the conduct of its business as currently conducted ("Governmental Permits"), except where the failure to own, hold or possess the same has not had and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice, or, to the Company's knowledge, any oral notice, from any authority or person that the conduct of its business, as currently conducted, has been or is being conducted in violation of any law, ordinance or regulation, except in each case as has not had and would not reasonably be expected to have a Material Adverse Effect. Each Governmental Permit is valid and in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any Governmental Permit is threatened, except in each case as has not had and would not reasonably be expected to have a Material Adverse Effect.

                  3.13 Real Property.

                  (a) Schedule 3.13 sets forth a complete list and the location of all material Real Property. The Real Property is owned by the Company or one of its Subsidiaries free and clear of all Encumbrances other than Permitted Encumbrances. There are no proceedings, written claims or investigations affecting any Real Property that might curtail or interfere with the use of such property, except where such proceedings, claims, disputes or conditions would not reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, neither the whole nor any material portion of any material Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed in writing to the Company. Other than as set forth on Schedule 3.13, neither the Company nor any of its Subsidiaries is a party to any lease, assignment or similar arrangement under which the Company or any of its Subsidiaries is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property.

                  (b) Each of the Company and each Subsidiary of the Company has obtained all appropriate certificates of occupancy, licenses, easements and rights of way, including proofs of dedication, required to use and operate the Real Property in the manner in which the Real Property is currently being used and operated, except where the failure to have such certificates of occupancy, licenses, easements and rights of way would not reasonably be expected to have a Material Adverse Effect. Each of the Company and each Subsidiary of the Company has all approvals, permits and licenses (including any and all environmental permits) necessary to own or operate the Real Property as currently owned and operated, other than any such approvals, permits or licenses, the failure to have would not reasonably be expected to have a Material Adverse Effect; and no such approvals, permits or licenses will be required, as a result of the transactions contemplated by this Agreement, to be issued after the date hereof in order to permit the Company and its Subsidiaries, following the Closing, to continue to own or operate the Real Property in the same manner as heretofore, other than any such approvals, permits or licenses that are ministerial in nature and are normally issued in due course upon application therefore without further action by the applicant.

                  3.14 Leases. Schedule 3.14 contains an accurate and complete list of the material Leases. Each Lease is valid, binding and enforceable obligation of the Company or its Subsidiary party thereto in accordance with its terms and is in full force and effect, except where the enforceability of any terms of the Leases would not reasonably be expected to have a Material Adverse Effect. The leasehold estate created by each Lease is free and clear of all Encumbrances other than Permitted Encumbrances. Neither the Company nor any of its Subsidiaries has received written notice of existing events of default by the Company or any Subsidiary of the Company under any of the Leases, other than any such events of default that would not reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, no event has occurred that with the giving of notice and the passage of time would constitute an event of default on the part of the Company under any Lease, the termination of which Lease as a result of any such event of default would reasonably be expected to have a Material Adverse Effect.

                  3.15 Plant and Equipment. All buildings and other material improvements included within the Real Property (the "Improvements") are, in all material respects, in good condition and repair and adequate to operate such facilities as currently used. To the Company's knowledge, there are no facts or conditions affecting the structures of any such Improvements that would reasonably be expected to have a Material Adverse Effect. Since December 31, 2002, neither the Company nor any Subsidiary of the Company has received written notification that it is in violation of any applicable building, zoning, health or other law, ordinance or regulation in respect of their operations on the Real Property, other than with respect to any such violations as would not reasonably be expected to have a Material Adverse Effect.

                  3.16 Intellectual Property. Schedule 3.16 contains a complete and correct list of the material Company Intellectual Property. Either the Company or one of its Subsidiary's owns, or is licensed or otherwise possesses legally enforceable rights to use the material Company Intellectual Property, and the consummation of the transactions contemplated by this Agreement will not alter or impair such ability in any material respect. To the Company's knowledge, there are no oppositions, cancellations, invalidity proceedings, interferences or re-examination proceedings presently pending with respect to the registration or application for registration of any Company Intellectual Property that are reasonably likely to have a Material Adverse Effect. To the Company's knowledge, the conduct of the business of the Company and its Subsidiaries, including the utilization of their respective trade secrets, and the Company Intellectual Property does not infringe any intellectual property rights or any other proprietary right of any Person in any material respect, and neither the Company nor any of its Subsidiaries has received any written notice from any other Person pertaining to or challenging the right of the Company or any of its Subsidiaries to use any of the material Company Intellectual Property. Neither the Company nor any of its Subsidiaries has made any material claim of a violation or infringement by others of its rights to or in connection with the Company Intellectual Property which is still pending.

                  3.17 Labor Relations.

                  (a) There is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the knowledge of the Company, threatened against the Company or any Subsidiary and during the past ten years there has not been any such action. Other than as set forth in Schedule 3.17, to the Company's knowledge, the Company and the Subsidiaries are, and have at all times since January 1, 1999 have been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and, to the Company's knowledge, are not engaged in any material respect in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation. There is no material unfair labor practice charge or complaint against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency. There is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Company or any Subsidiary that would reasonably be expected to have a Material Adverse Effect. Other than as set forth on Schedule 3.17, as of the date hereof, no charges with respect to or relating to the Company or the Subsidiaries are pending, or, to the Company's knowledge, threatened, before the Equal Employment Opportunity Commission or any corresponding state agency. To the knowledge of the Company, no federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct any material investigation with respect to or relating to the Company and the Subsidiaries and no such investigation is in progress. There are no material lawsuits, complaints or other proceedings pending or, to the knowledge of the Company, threatened alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship. The execution of this Agreement and the consummation of the transactions contemplated hereby shall not result in a breach or other violation of any collective bargaining agreement to which the Company or any Subsidiary is a party.

                  (b) Since the enactment of Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), the Company and the Subsidiaries have not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any Subsidiary, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any Subsidiary, without, in either such case, complying in all material respects with the WARN Act. Other than in connection with matters subject to the WARN Act in which the Company has complied with the WARN Act in all material respects, no employee of the Company or any of its Subsidiaries has suffered an "employment loss," as defined in the WARN Act. Since January 1, 1997, neither the Company nor any of its Subsidiaries has engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law without, in any such case, complying in all material respects with applicable state or local law.

                  3.18 Employee Benefit Plans.

                  (a) Schedule 3.18 contains a true and complete list of each employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries, or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company or any of its Subsidiaries would be deemed a "single employer" within the meaning of
Section 4001(b)(1) of ERISA, for the benefit of any current or former employee or director of the Company, or any of its Subsidiaries or any ERISA Affiliate (the "Plans"). Schedule 3.18 identifies each of the Plans that is an "employee welfare benefit plan" or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"). None of the Company, any of its Subsidiaries nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan or materially modify or change any existing Plan that would affect any current or former employee or director of the Company, any of its Subsidiaries or any ERISA Affiliate.

                  (b) No liability under Title IV of ERISA has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate since the Effective Date of ERISA that has not been satisfied in full, and, to the Company's knowledge, no condition exists that presents a material risk to the Company, or any of its Subsidiaries or any ERISA Affiliate of incurring any liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC"), which payments have been or will be made when due. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company, any of its Subsidiaries or any ERISA Affiliate made, or was required to make, contributions during the past six years.

                  (c) The PBGC has not instituted proceedings pursuant to
Section 4042 of ERISA to terminate any of the ERISA Plans subject to Title IV of ERISA, and to the Company's knowledge no condition exists, or as a result of the transactions contemplated by this Agreement is reasonably expected to exist, that presents, or is expected to present, as applicable, a material risk that such proceedings will be instituted by the PBGC.

                  (d) Except as set forth on Schedule 3.18, with respect to each of the ERISA Plans that is subject to Title IV of ERISA, the present value of accumulated benefit obligations under such Plan, as determined by the Plan's actuary based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accumulated benefit obligations.

                  (e) None of the Company, any of its Subsidiaries, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, nor, to the Company's knowledge, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any of its Subsidiaries or any ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975(a) or (b), 4976 or 4980B of the Code.

                  (f) All contributions and premiums which the Company, any of its Subsidiaries or any ERISA Affiliate is required to pay under the terms of each of the ERISA Plans and Section 412 of the Code, have, to the extent due, been paid in full or properly recorded on the financial statements or records of the Company or its Subsidiaries, and, except as set forth on Schedule 3.18, none of the ERISA Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the ERISA Plans ended prior to the date of this Agreement. No lien has been imposed under Section 412(n) of the Code or Section 302(f) of ERISA on the assets of the Company, any of its Subsidiaries or any ERISA Affiliate, and to the Company's knowledge no event or circumstance has occurred that is reasonably likely to result in the imposition of any such lien on any such assets on account of any ERISA Plan.

                  (g) With respect to any ERISA Plan that is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, (i) neither the Company, any of its Subsidiaries nor any ERISA Affiliate has, since September 26, 1980, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (ii) to the Company's knowledge, no event has occurred, or as a result of the transactions contemplated by this Agreement is reasonably expected to occur, that presents, or is expected to present, as applicable, a material risk of a complete or partial withdrawal, (iii) neither the Company, each of its Subsidiaries nor any ERISA Affiliate has any contingent liability under Section 4204 of ERISA and (iv) to the Company's knowledge, no circumstances exist that present a material risk that any such multi-employer plan will go into reorganization.

                  (h) To the Company's knowledge, each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

                  (i) With respect each of the ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code, the Company has applied for or has received a determination letter or opinion letter from the IRS stating that it is so qualified, and to the Company's knowledge no event has occurred that could reasonably be expected to adversely affect such qualification.

                  (j) Any fund established under an ERISA Plan that is intended to satisfy the requirements of Section 501(c)(9) of the Code has so satisfied such requirements.

                  (k) Except as set forth on Schedule 3.18 no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, its Subsidiaries or any ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable laws, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company, any of its Subsidiaries or an ERISA Affiliate, or (iv) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

                  (l) Other than as set forth on Schedule 3.18, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (i) entitle any current or former employee, officer or director of the Company, any of its Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director.

                  (m) There are no pending or, to the Company's knowledge, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary under any such Plan or otherwise involving any such Plan (other than routine claims for benefits), other than any such claims that would not reasonably be expected to have a Material Adverse Effect.

                  3.19 Certain Contracts.

                  (a) Except as set forth in Schedule 3.19, as of the date hereof, neither the Company nor any Subsidiary is a party to, or is bound by:

                           (i) any agreement, contract or other commitment outside the ordinary course of business involving payments by or to the Company or any Subsidiary of more than $1,000,000 in any 12-month period;

                           (ii) any contract for the employment of any officer or employee (other than any contract which is terminable without liability upon notice of 180 days or less), or any contract of employment with a former officer or employee, pursuant to which, in any case, payments in excess of $100,000 in any 12-month period are required to be made by the Company or any Subsidiary after the date hereof;

                           (iii) any contract or obligation relating to any outstanding indebtedness for borrowed money by the Company or any Subsidiary, other than the Notes, borrowings under the Senior Credit Agreement and other borrowings totaling less than $1,000,000 in the aggregate;

                           (iv) except for guarantees of obligations between or among the Company and any of its Subsidiaries, any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person outside of the ordinary course of business;

                           (v) any collective bargaining agreement; or

                           (vi) any agreement which obligates the Company or any Subsidiary not to compete with any business or which otherwise restrains or prevents the Company or any of the Subsidiaries from carrying on any lawful business.

                  (b) Except as disclosed in Schedule 3.19, all contracts, agreements and other instruments referred to in Schedule 3.19 are in full force and effect, and neither the Company nor any Subsidiary is in breach of or default under any such contract, agreement or instrument, except for breaches and defaults which have not had and would not have a Material Adverse Effect.

                  3.20 Compliance with Law. Except as set forth in Schedule 3.20, the Company and its Subsidiaries have complied in the conduct of their businesses with all Laws, except failures to comply which have not had and would not reasonably be expected to have a Material Adverse Effect. This Section does not relate to matters with respect to Taxes or Environmental Laws which are exclusively the subject of Sections 3.11 and 3.21, respectively.

                  3.21 Environmental Matters. Except as set forth in Schedule 3.21:

                  (a) the Company and its Subsidiaries are and have been in compliance with Environmental Laws, and including, but not limited to, compliance with any permits or other governmental authorizations or the terms and conditions thereof, except failures to comply that have not had and would not reasonably be expected to have a Material Adverse Effect;

                  (b) the Company has not received any written, or, to its knowledge, oral, communication that remains outstanding, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is not in material compliance with any Environmental Laws, and, to the Company's knowledge, there are no current circumstances that may prevent or interfere with such material compliance in the future;

                  (c) neither the Company nor any of its Subsidiaries has received any written, or, to its knowledge, oral notice of any Environmental Claim that remains outstanding and that if not addressed would reasonably be expected to (i) have a Material Adverse Effect or
         (ii) otherwise require disclosure under the federal securities laws;
         and

                  (d) to the Company's knowledge, there are no past or present facts or circumstances that would reasonably be expected to form the basis of any Environmental Claim against the Company or its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or its Subsidiaries have retained or assumed either contractually or by operation of law, other than for any such Environmental Claims that would not reasonably be expected to (i) have a Material Adverse Effect or (ii) otherwise require disclosure under the federal securities laws.

                  3.22 Litigation. Except as set forth in Schedule 3.22, there is no material action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened against or affecting the Company or any Subsidiary or affecting any of their respective properties. To the knowledge of the Company, neither the Company nor any Subsidiary is in default in respect of any material judgment, order, writ, injunction or decree of any court or any Governmental Body.

                  3.23 International Trade Laws and Regulations.

                  (a) The Company and each of its Subsidiaries has complied and is in compliance with all Laws respecting international trade ("International Trade Laws") applicable in connection with the conduct of their respective businesses (including as the same relates to record keeping requirements), except for possible violations which do not, individually or in the aggregate, constitute a Material Adverse Effect.

                  (b) Neither the Company nor any of its Subsidiaries is or has been the subject of any civil or criminal investigation, litigation, audit, penalty, proceeding or assessment, liquidated damages proceeding or claim, forfeiture or forfeiture action, claim for additional customs duties or fees, denial orders, suspension of export privileges, governmental sanctions, or any other action, proceeding or claim by any foreign, federal, state, local or other Governmental Authority involving or otherwise relating to any alleged or actual violation of International Trade Laws or relating to any alleged or actual underpayment of customs duties, fees, taxes or other amounts owed pursuant to any International Trade Laws and, to the knowledge of the Company, there is no basis for any of the foregoing, except for possible proceedings, claims or actions which do not, individually or in the aggregate, constitute a Material Adverse Effect.

                  (c) To the Company's knowledge, neither the Company nor any of its Subsidiaries has engaged in or otherwise participated in, assisted or facilitated any transaction that is prohibited by any applicable embargo or related trade restriction imposed by the United States Office of Foreign Assets Control or any other agency of the United States government.

                  3.24 Transaction with Affiliates. As of the date hereof, except as set forth in Schedule 3.24, no shareholder, director or officer, or any Affiliate or (in the case of individuals) family member of any of the foregoing, is currently directly or indirectly a party to any transaction with the Company or any Subsidiary involving $100,000 or more in any 12-month period, including any agreement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payment to or the provision of direct or indirect credit support to any such shareholder, director or officer or any Affiliate or (in the case of individuals) family member of any of the foregoing.

                  3.25 Finders. Neither the Company nor any Subsidiary is obligated to pay any fee or commission to any broker, finder or similar intermediary for or on account of the transactions contemplated by this Agreement, except that the Company is obligated to pay, upon consummation of the transactions contemplated hereby, (a) fees to Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. who have been retained by the Company to serve as financial advisors and (b) a transaction fee to LGP pursuant to the Management Services Agreement. Schedule 3.25 sets forth the full amount of any fees payable pursuant to clause (a) of this Section 3.25, other than any fees payable in connection with the consent solicitation pursuant to Section 6.9 or the New Bank Facility.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

                  Each Shareholder severally (as to such Shareholder and not as to any other Shareholder), and not jointly, represents and warrants to Investor as follows:

                  4.1 Authority and Related Matters.

                  (a) Such Shareholder has full legal right, power, capacity and authority to execute and deliver this Agreement and to perform such Shareholder's obligations hereunder. This Agreement is the valid and binding obligation of such Shareholder in accordance with its terms (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to creditors' rights generally or by general principles of equity and public policy).

                  (b) Such Shareholder is the owner of the number of Pre-Recapitalization Shares listed beside such Shareholder's name on Exhibit A, free and clear of all Encumbrances.

                  (c) Except as set forth in Schedule 4.1, the execution and delivery by such Shareholder of this Agreement and the consummation by such Shareholder of any of the transactions contemplated hereby will not:

                           (i) violate, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under any charter, bylaws, trust agreement, partnership agreement or certificate of partnership or other organizational documents of the Shareholder, or, except as would not prevent or delay the consummation of the transactions contemplated hereby, any note, instrument, agreement, mortgage, lease, license, franchise, Governmental Permit or judgment, order, award or decree to which such Shareholder is a party or by which the Shareholder is bound, or any Law affecting such Shareholder; or

                           (ii) require the approval, consent, authorization or act of, or the making by such Shareholder of any declaration, filing or registration with, any Governmental Body.

                  (d) There is no action, suit, proceeding or investigation pending or, to the knowledge of such Shareholder, threatened, against such Shareholder which might affect, restrict or delay such Shareholder's ability to consummate the transactions contemplated by this Agreement.

                  4.2 No Finder. Except for the engagements referred to in
Section 3.25, such Shareholder has not made any arrangement which would obligate Company or any of its Subsidiaries to pay any fee or commission to any broker, finder or similar intermediary for or on account of the transactions contemplated by this Agreement.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

                  Investor represents and warrants to the Company and each Shareholder as follows:

                  5.1 Organization of Investor. Investor is a limited partnership duly organized, legally existing and in good standing under the laws of the jurisdiction of its formation and has all requisite corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

                  5.2 Authority and Related Matters.

                  (a) Investor has all requisite corporate power to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Investor have been duly authorized and approved by all requisite organizational action on behalf of Investor and do not require any further authorization or consent of Investor or its partners. This Agreement has been duly executed and delivered by Investor and constitutes the valid and binding obligation of Investor enforceable against Investor in accordance with its terms (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors' rights generally or by general principles of equity and public policy).

                  (b) The execution and delivery of this Agreement by Investor, the consummation by Investor of the transactions contemplated hereby and the performance by Investor of its obligations hereunder will not violate, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under any partnership agreement or certificate of partnership or other organizational documents of Investor, or, except as would not prevent or delay the consummation of the transactions contemplated hereby, any note, instrument, agreement, mortgage, lease, license, franchise, Governmental Permit or judgment, order, award or decree to which Investor is a party or by which Investor is bound, or any Law affecting Investor.

                  5.3 No Finder. Neither Investor nor any party acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or other intermediary for or on account of the transactions contemplated by this Agreement who might be entitled to a fee or commission from any Shareholder or the Company in connection with such transactions.

                  5.4 Absence of Proceedings. There is no action, suit, proceeding or investigation pending or, to the knowledge of Investor, threatened, against Investor which might affect, restrict or delay Investor's ability to consummate the transactions contemplated by this Agreement.

                  5.5 Investment Intent. Investor is purchasing the Preferred Shares being sold hereunder solely for its own account and with no intention of distributing or reselling such Preferred Shares or any part thereof, or interest therein, in any transaction that would be in violation of the Securities Act or any other securities laws of the United States of America or any state thereof.

                  5.6 Status as Accredited Investor. Investor is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act). Investor has such knowledge and experience in business and financial matters so that Investor is capable of evaluating the merits and risks of an investment in the Preferred Shares. Investor understands the full nature and risk of an investment in the Shares. Investor further acknowledges that it has had access to the books and records of the Company and its Subsidiaries, is generally familiar with the business being conducted by the Company and its Subsidiaries and has had an opportunity to ask questions concerning the Company and its Subsidiaries.

                  5.7 Financial Capability. Investor has, or has entered into binding commitments to have and will have immediately prior to the Closing, funds sufficient to consummate the transactions contemplated hereby. To the extent such financing is to be provided by third parties, complete and correct copies of all documents relating to the provision of such financing have been provided to the Company. Investor acknowledges and agrees that its obligation to consummate the transactions contemplated hereby is not contingent upon its ability to obtain any financing.

                  5.8 No Outside Reliance. Investor has not relied and is not relying upon any statement or representation not made in this Agreement or any Schedule hereto or any certificate or document required to be provided by the Company or any of the Shareholders pursuant to this Agreement.

                  5.9 Governmental Consents. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body (other than such as are required pursuant to the HSR Act) is required to be made or obtained by Investor in connection with the execution, delivery and performance of this Agreement.

                                   ARTICLE VI
                              ADDITIONAL COVENANTS

                  6.1 Operations Prior to the Closing Date.

                  (a) Subject to Section 6.1(b) hereof or except as expressly contemplated by this Agreement, from the date hereof through the Closing Date, the Company and its Subsidiaries shall operate and carry on their businesses in all material respects only in the ordinary course of business and in a manner consistent with its past practices in all material respects. In furtherance and not in limitation of the foregoing, the Company shall use commercially reasonable efforts consistent with sound business practices to (i) keep and maintain the assets and properties of the Company and its Subsidiaries in normal operating condition and repair, (ii) maintain the business organization of the Company and its Subsidiaries, as a whole, intact and (iii) preserve the goodwill of the suppliers, employees, customers and others having business relations with the Company and its Subsidiaries.

                  (b) Except as expressly contemplated by this Agreement or as set forth in Schedule 6.1, neither the Company nor any Subsidiary shall without the express prior written approval of Investor:

                           (i) amend its articles of incorporation or bylaws or other organizational documents (other than an amendment to its bylaws to permit shareholder action by partial written consent);

                           (ii) issue, transfer, sell or deliver any shares of its capital stock (or options, rights, warrants or other securities convertible into or exchangeable or exercisable for, with or without additional consideration, such capital stock) or any other interest therein, except (A) in connection with the exercise of Company Options granted prior to the date hereof pursuant to the Company Option Plan or (B) in connection with the issuance of any Company Options surrendered or any Shares repurchased after the date hereof and prior to the Closing as determined by the Board (provided that no such issuances shall result in an increase in the aggregate consideration payable pursuant to Article II);

                           (iii) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividends or make any other distributions (whether in cash, stock or other property) in respect of such shares, except for dividends and distributions payable by a Subsidiary to another wholly owned Subsidiary or to the Company;

                           (iv) redeem, purchase or otherwise acquire for any consideration any outstanding shares of its capital stock, rights, warrants or securities carrying the right to acquire or which are convertible into or exchangeable or exercisable for, with or without additional consideration, such capital stock, except as contemplated by this Agreement and the redemption or repurchase of shares of Class C Stock from employees in connection with the termination of such employee's employment in a manner consistent with the Company's past practices;

                           (v) incur any indebtedness, including, without limitation, in form of any guarantee or any direct or indirect credit support, except (A) borrowings in the ordinary course of business under the Senior Credit Agreement or the New Bank Facility in a manner consistent with the Company's past practices, (B) sales under the Receivables Purchase Agreement in the ordinary course of business and consistent with the Company's past practices, it being understood that
         (i) on the date of this Agreement, the Company has outstanding $20.0 million of receivables that have been sold pursuant to the Receivables Purchase Agreement and (ii) the Company will sell receivables under the Receivables Purchase Agreement in connection with consummating the transactions contemplated hereby in an amount sufficient to provide the Company with up to $20.0 million of proceeds, (C) trade payables in the ordinary course of business and consistent with the Company's past practices and (D) other indebtedness not in excess of $1,000,000 in the aggregate;

                           (vi) make any acquisition or disposition of stock or other securities or assets of any Person except acquisitions or dispositions of inventory and equipment in the ordinary course of business in a manner consistent with the Company's past practices;

                           (vii) incur capital expenditures materially in excess of those contemplated by the capital expenditures referenced in
         Schedule 6.1;

                           (viii) merge or consolidate with any corporation or other entity or transfer all or substantially all of the Company's assets to another Person;

                           (ix) enter into any employment or similar contract with, or materially increase the compensation payable to, any officer or employee except in the ordinary course of business in a manner consistent with the Company's past practices;

                           (x) alter in any material respect its practices and policies relating to the payment and collection of accounts payable and accounts receivable;

                           (xi) adopt, amend in any material respect or terminate any Plan, severance plan or collective bargaining agreement or make awards or distributions under any Plan, except awards or distributions to any participant or employee in the ordinary course of business in a manner consistent with the Company's past practices and amendments required to be made in order to comply with changes in applicable Laws;

                           (xii) create, assume or suffer to be incurred any Encumbrance of any kind on any of its properties or assets other than Permitted Encumbrances;

                           (xiii) amend, supplement or modify any agreement
material to the Company and its Subsidiaries taken as a whole, except in the ordinary course of business in a manner consistent with the Company's past practices;

                           (xiv) make any change in accounting principles
materially and adversely affecting the reported consolidated assets, liabilities or results of operations of the Company; or

                           (xv) commit to do any of the foregoing.

                  6.2 Access by Investor. From the date hereof until Closing or termination of this Agreement pursuant to Article IX hereof, upon reasonable advance notice, the Company shall afford to the officers and authorized representatives of Investor (including, without limitation, independent public accountants and attorneys) and to the employees and authorized representatives of Investor's financing sources, reasonable access during normal business hours to the offices, properties, senior management and business and financial records of the Company and its Subsidiaries as reasonably requested by Investor, and shall furnish to Investor or its authorized representatives such additional information concerning the Company and its Subsidiaries and their respective properties, assets, businesses and operations as shall be reasonably requested; provided, however, that the Company and its Subsidiaries shall not be required to provide such access or information to the extent that they have been advised by outside counsel that the provision of such access or information would violate antitrust laws, including, without limitation, the provision of competitively sensitive pricing and marketing information. Investor covenants that such investigation shall be conducted in such a manner as not to (a) interfere unreasonably with the operations of the Company and its Subsidiaries or (b) delay the Closing. Nothing in this Section 6.2 shall be interpreted so as to grant Investor the right to perform invasive or subsurface investigations of the properties or locations of the Company or any of its Subsidiaries.

                  6.3 Confidentiality. The provisions of that certain confidentiality agreement between the Company and LGP, dated October 7, 2002, to the extent not inconsistent with the express terms of this Agreement, are hereby ratified, confirmed and agreed to as though fully set forth herein; and Investor hereby agrees to be bound by the terms thereof as if it were a signatory thereto; provided, however, that Investor can disclose the existence of this Agreement and the transactions contemplated by this Agreement to its partners. Notwithstanding the foregoing, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transaction, provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

                  6.4 Certain Agreements. Each of the parties hereto shall use such party's reasonable best efforts to consummate the transactions contemplated by this Agreement. Each party shall promptly notify the others of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit, otherwise challenge the legality of or delay the transactions contemplated by this Agreement.

                  6.5 No Public Announcement. Prior to the Closing Date, none of Investor, the Company or any Shareholder shall, without the approval of the Company (which shall not be unreasonably withheld), make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be obligated to do so by law, in which case Investor and the Company shall use their reasonable efforts to cause mutually acceptable releases or announcements to be issued. Investor and the Company hereto agree to issue a joint press release in the form which has previously been agreed to by both parties, to announce the execution of this Agreement. Investor and the Company hereto agree to issue a joint press release, reasonably acceptable to both parties, to announce the Closing and not to issue any press release or make any other public statement inconsistent with such press release.

                  6.6 Governmental Filings; Consents.

                  (a) The Shareholders, the Company and Investor shall use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law by them or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including to (i) obtain from Governmental Bodies any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Shareholders, the Company or Investor to consummate the transactions contemplated by this Agreement and (ii) promptly make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under (A) the HSR Act and antitrust and competition Laws of any other applicable jurisdiction, in each case, to the extent required by applicable Law or (B) any other applicable Law. Each Shareholder and Investor shall cooperate with each other in connection with the making of all filings referenced in the preceding sentence, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith.

                                                                    Exhibit 99.1

            (b) Without limiting Section 6.6(a), the Company and Investor shall
(i) promptly make or cause to be made the filings required of such party under the HSR Act with respect to the transactions contemplated by this Agreement,
(ii) comply promptly with any request under the HSR Act for additional information, documents or other material received by such party or any of its affiliates or subsidiaries from the Federal Trade Commission ("FTC") or the Department of Justice ("DOJ") in respect of such filings, and (iii) cooperate with the other parties hereto in connection with any such filing and in connection with resolving any investigation or other inquiry of the FTC or DOJ under the HSR Act with respect to any such filing and the transactions contemplated by this Agreement. Each party shall promptly inform the other parties of any material communication with the FTC or DOJ regarding any such filing. Each party hereto shall use reasonable best efforts to take such action as may be required to cause the expiration of the notice period under the HSR Act with respect to the transactions contemplated hereby as promptly as possible after the execution of this Agreement.

            6.7 Non-Solicitation of Employees. If this Agreement is terminated prior to Closing, Investor will not, for a period of three years thereafter, without the prior written consent of the Company, solicit (other than a solicitation by general advertisement) any person who is an employee of the Company or any of its Subsidiaries, at the date hereof or at any time hereafter that precedes such termination, to terminate his or her employment with the Company or any of its Subsidiaries. Investor agrees that any remedy at law for any breach by Investor of this Section 6.7 would be inadequate, and the Company would be entitled to injunctive relief in such a case. If any provision of this Section 6.7, or the application thereof, is determined to be unenforceable because of its scope, duration or other factor, then the court making such determination shall have the power to reduce or limit such scope, duration or other factor, and such provision shall then be enforceable in its reduced or limited form.

            6.8 Shareholders' Meeting. If necessary to obtain shareholder approval of this Agreement and the Amended Charter, the Board shall, in accordance with applicable Laws, call, give notice of, convene and hold a special meeting of shareholders for the purpose of considering and taking action upon this Agreement and the Amended Charter.

            6.9 Bondholders' Consent. The Company shall seek the consent, in a form and on commercially reasonable terms satisfactory to the Board in its sole discretion, of at least a majority in principal amount of the outstanding Notes (a) to waive or amend the provisions of Section 4.04 -- Restricted Payments of the Indenture, in each case to permit payment by the Company for the shares of Class R Stock pursuant to Article II hereof, and (b) to waive or amend the provisions of Section 4.07 -- Transactions with Affiliates of the Indenture, in each case to permit payment by the Company of any fees payable in connection with the transactions contemplated hereby.

            6.10        Shareholders' Agreement; Registration Rights Agreement.
At the Closing, the Company, Investor and such Shareholders as are named therein shall execute and deliver, or cause their duly authorized representatives to execute and deliver, an Amended and Restated Shareholders' Agreement, substantially in the form attached hereto as Exhibit D, and the Company shall execute and deliver an Amended and Restated Registration Rights Agreement, substantially in the form attached hereto as Exhibit E.

            6.11 Approval of Transactions. Each Shareholder party hereto agrees to use its reasonable best efforts, including through the voting of all shares of the Company's capital stock owned or controlled by such Shareholder at any meeting of the Company's shareholders or any consent of the Company's shareholders given without a meeting, to cause the transactions contemplated by this Agreement, including the issuance of the Preferred Shares to Investor, to occur pursuant to the terms of this Agreement.

                                   ARTICLE VII

                 CONDITIONS PRECEDENT TO OBLIGATION OF INVESTOR

            The obligation of Investor to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

            7.1         No Misrepresentation or Breach.

            (a) There shall have been no material breach by the Company or any Shareholder in the performance of any of their respective covenants, agreements or obligations herein.

            (b) The representations and warranties contained in Article III hereof which are qualified as to materiality shall be true and correct in all respects and all representations and warranties contained in Article III hereof not so qualified shall be true and correct in all material respects, in each case on the date hereof and as of the Closing Date as though made on the Closing Date (except for representations and warranties that speak as of a specific date prior to the Closing Date which need only be true and correct as of such date); the Investor shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

            (c) The representations and warranties contained in Article IV shall be true and correct on the date hereof and on the Closing Date as though made on the Closing Date.

            7.2 Litigation. As of the Closing Date, there shall be no Law, injunction, restraining order or decree of any nature of any court or other Governmental Body of competent jurisdiction that is in effect that prohibits or materially restrains the consummation of the transactions contemplated hereby.

            7.3 HSR Act. The waiting period under the HSR Act shall have expired or been earlier terminated.

            7.4 Government Approvals. All authorizations, consents and approvals of (or filings with) any Governmental Body shall have been obtained (or made), as applicable, except for those authorizations, consents and approvals that have not had and would not have a Material Adverse Effect.

            7.5 Financing. All documentation with respect to the New Bank Facility and the amendment of the Receivables Purchase Agreement shall have been completed on terms reasonably satisfactory to Investor and the New Bank Facility shall have been entered into by the Company.

            7.6 Bondholders' Consent. The Company shall have obtained the consent of at least a majority in principal amount of the Notes in accordance with Section 6.9 hereof on terms reasonably satisfactory to the Investor.

            7.7 Shareholder Approval. The shareholders of the Company shall have approved this Agreement and the Amended Charter in accordance with the PBCL.

            7.8 Management Services Agreement. On or prior to the Closing, Werner Delaware shall have executed and delivered the Management Services Agreement.

            7.9 Amended and Restated Shareholders' Agreement. On or prior to the Closing Date, the Company and the Shareholders named therein shall have executed and delivered, or caused their duly authorized representatives to execute and deliver, an Amended and Restated Shareholders' Agreement, substantially in the form attached hereto as Exhibit D.

            7.10 Amended and Restated Registration Rights Agreement. On or prior to the Closing Date, the Company shall have executed and delivered the Amended and Restated Registration Rights Agreement, substantially in the form attached hereto as Exhibit E, for the benefit of the Shareholders (as defined therein).

            7.11 Solvency Opinion. The Board shall have obtained an opinion, reasonably acceptable to the Investor, from a valuation firm that the consummation of the transactions contemplated hereby shall not violate Section 1551 of the Pennsylvania Business Corporation Law or otherwise constitute a fraudulent conveyance under applicable law. Such opinion shall be in customary form and subject to customary assumptions and qualifications, and shall be addressed to the Company, the Investor and to such other Persons as determined by the Company and Investor.

            7.12 Opinion of Counsel. On or prior to the Closing Date, Investor shall received an opinion from Cohen & Grigsby, P.C., special counsel to the Company, substantially in the form attached as Exhibit G hereto (although certain opinions contained in such form may be rendered, at the request of Cohen & Grigsby, P.C., by Gibson, Dunn & Crutcher LLP, counsel to the Company).

            7.13 Organizational Documents. The Company shall have delivered to Investor copies of the Company's and Werner Delaware's organizational documents and excerpts of any relevant board resolutions adopted in connection with the transactions contemplated hereby.

            7.14 Minimum EBITDA. EBITDA for the four months ended April 30, 2003 shall be no less than $19,000,000. The Company will provide a certificate to Investor at Closing detailing the relevant EBITDA calculation.

                                  ARTICLE VIII

                       CONDITIONS PRECEDENT TO OBLIGATIONS

                       OF THE COMPANY AND THE SHAREHOLDERS

            The obligations of the Company and the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

            8.1         No Misrepresentation or Breach.

            (a) There shall have been no material breach by Investor in the performance of any of its covenants, agreements or obligations herein.

            (b) The representations and warranties contained in Article V hereof shall be true and correct as of the Closing Date as though made on the Closing Date (except for representations and warranties that speak as of a specific date other than the Closing Date which need only be true and correct as of such date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a material adverse effect on the ability of Investor to perform its obligations hereunder.

            8.2 Litigation. The condition set forth in Section 7.2 shall have been satisfied.

            8.3 HSR Act. The condition set forth in Section 7.3 shall have been satisfied.

            8.4 Financing. All documentation with respect to the New Bank Facility and the amendment of the Receivables Purchase Agreement shall have been completed on terms reasonably satisfactory to Company and the New Bank Facility shall have been entered into by the Company.

            8.5 Bondholders' Consent. The Company shall have obtained the consent of at least a majority in principal amount of the Notes accordance with Section 6.9 hereof on terms reasonably satisfactory to the Company.

            8.6 Solvency Opinion. The Board shall have obtained an opinion, reasonably acceptable to the Company and the Shareholders, from a valuation firm that the consummation of the transactions contemplated hereby shall not violate Section 1552 of the Pennsylvania Business Corporation Law or otherwise constitute a fraudulent conveyance under applicable law. Such opinion shall be in customary form and subject to customary assumptions and qualifications, and shall be addressed to the Company, the Investor and to such other Persons as determined by the Company and Investor.

            8.7 Shareholder Approval. The shareholders of the Company shall have approved this Agreement and the Amended Charter in accordance with the PBCL.

                                   ARTICLE IX

                                   TERMINATION

            9.1 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing Date: (a) by the mutual consent of Investor and the Company (on behalf of itself and the Shareholders); (b) by Investor in the event that any condition set forth in Article VII shall not be satisfied and shall not be reasonably capable of being satisfied within 30 days following Investor's written notice to the Company of such breach; (c) by the Company (on behalf of itself and the Shareholders) in the event that any condition set forth in
Article VIII shall not be satisfied and shall not be reasonably capable of being satisfied within 30 days following the Company's written notice to the Investor of such breach; and (d) by the Company (on behalf of itself and the Shareholders) or by Investor if the Closing shall not have occurred on or before July 15, 2003; provided, however, that no party may terminate this Agreement pursuant to clause (b), (c) or (d) if the failure of any condition in Article VII or Article VIII to be satisfied or the failure of the Closing to occur on or before July 15, 2003 results from the breach by such party of this Agreement.

            9.2 Effect of Termination. If this Agreement is terminated pursuant to this Article IX, all obligations of the parties under this Agreement (other than under this Section 9.2, or under Section 6.3, Section 6.5, Section
10.5 and Section 10.6) shall be terminated without liability or penalty on the part of any party or its officers, directors or shareholders to any other party; provided, however that no such termination shall relieve any party from liability for damages resulting from any breach by such party of this Agreement or otherwise limit any remedy available to a party or parties on account of any such breach.

                                    ARTICLE X

                               GENERAL PROVISIONS

            10.1 Survival of Representations and Warranties. Other than as set forth in the following sentence, the representations and warranties set forth in Article III, IV and V of this Agreement shall survive the Closing for a period of six months from the Closing Date. The representations and warranties set forth in Sections 3.21 of Article III shall survive the Closing until the later of (a) the first anniversary of the Closing Date and (b) the date on which the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2003 is filed with the United States Securities and Exchange Commission, or if not obligated, contractually or otherwise, to file a Form 10-K for the year then ending, such date as the Company shall have delivered audited financial statements for the year then ending to Investor, and the representations and warranties set forth in Sections 3.1, 3.2, 3.5(a) and 3.5(b)(i) of Article III shall survive the Closing until the later of (i) the second anniversary of the Closing Date and (ii) the date on which the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2004 is filed with the United States Securities and Exchange Commission, or if not obligated, contractually or otherwise, to file a Form 10-K for the year then ending, such date as the Company shall have delivered audited financial statements for the year then ending to Investor.

            10.2 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (a) three business days after being sent by registered or certified mail, return receipt requested, (b) upon delivery, if hand delivered, (c) one business day after being sent by prepaid overnight carrier with guaranteed delivery, with a record of receipt, or (d) upon transmission with confirmed delivery if sent by facsimile or telecopy, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

            (a)         if to Investor:

                        Green Equity Investors III, L.P.
                        11111 Santa Monica Blvd., Suite 2000
                        Los Angeles, CA 90025
                        Attention:  Michael S. Wong
                        Fax:  (310) 954-0404

            with a copy (which shall not constitute notice) to:

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        300 South Grand Avenue, 34th Floor
                        Los Angeles, CA 91104
                        Attention:  Nick P. Saggese, Esq.
                        Fax:  213-687-5600

            (b)         if to the Company:

                        Werner Holding Co. (PA), Inc.
                        93 Werner Road
                        Greenville, Pennsylvania  16125
                        Attention:  Eric J. Werner, Esq.
                        Fax:  (724) 589-5898

            with a copy (which shall not constitute notice) to:

                        Gibson, Dunn & Crutcher LLP
                        200 Park Avenue
                        New York, New York 10166
                        Attention: E. Michael Greaney, Esq.
                        Fax: (212) 351-4035

            (c)         if to Shareholders:

                        c/o Werner Holding Co. (PA), Inc.
                        93 Werner Road
                        Greenville, Pennsylvania  16125
                        Attention:  Eric J. Werner, Esq.
                        Fax:  (724) 589-5898
            with a copy (which shall not constitute notice) to:

                        Gibson, Dunn & Crutcher LLP
                        200 Park Avenue
                        New York, New York 10166
                        Attention: E. Michael Greaney, Esq.
                        Fax: (212) 351-4035

            10.3 Partial Invalidity. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

            10.4 Execution in Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement. Facsimile signatures shall be treated as originals to the extent the sender can show that such facsimile was actually transmitted.

            10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the Borough of Manhattan, the City of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and the transactions contemplated hereby and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such courts. The parties consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section
10.2 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

            10.6 Expenses. Except as otherwise provided herein, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that the Company shall pay the Transaction Expenses.

            10.7 Assignment; Successors and Assigns; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that Investor shall be permitted to assign any of its rights and interests hereunder to any Affiliate of Investor controlled by LGP without the consent of any other parties hereto, but such assignment shall not release Investor of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns, heirs, legatees, distributees, executors, administrators and guardians. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer a benefit upon any Person other than the parties hereto (and their successors and assigns, heirs, legatees, distributees, executors, administrators and guardians permitted by this Section 10.7.)

            10.8 No Implied Representation. Notwithstanding anything contained in this Agreement to the contrary, it is the explicit intent of each party hereto that the Company, the Subsidiaries and the Shareholders are making no representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement.

            10.9 Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

            10.10 Schedules and Exhibits. The schedules and exhibits referred to in this Agreement shall be construed as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

            10.11 Knowledge. In each provision of this Agreement in which a representation or warranty is qualified to the "knowledge" of a Person or to the "best of the knowledge" of a person, unless otherwise stated in such provision, each such phrase means that the Person does not have knowledge of any state of facts which is different from the facts described in the warranty or representation after due inquiry with respect to the facts described in the warranty or representation. With respect to the Company, such knowledge shall refer solely to the "knowledge" of one or more of those individuals identified in Schedule 10.11.

            10.12 Entire Agreement; Amendments. This Agreement, including the schedules and exhibits, contains the entire understanding of the parties hereto with regard to the subject matter contained herein. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement. Any purported amendment that does not comply with the foregoing shall be null and void.

            10.13 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

            [the remainder of this page is intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

GREEN EQUITY INVESTORS III, L.P.         WERNER HOLDING CO. (PA), INC.,
By: GEI Capital III, LLC, its            a Pennsylvania corporation
General Partner
By:/s/ Peter Nolan                       By:/s/ Eric J. Werner
   ------------------                       ----------------------
   Name:  Peter Nolan                        Name:  Eric J. Werner
   Title:  Manager                           Title:  Vice President, Secretary &
                                                     General Counsel

 [signature pages of the individual shareholders are omitted from this filing]

                                                                       EXHIBIT C

                          WERNER HOLDING CO. (PA), INC.

                      STATEMENT WITH RESPECT TO THE POWERS,

                       PREFERENCES AND RELATIVE, OPTIONAL

                           AND OTHER SPECIAL RIGHTS OF

                             SERIES A PARTICIPATING

                           CONVERTIBLE PREFERRED STOCK

            AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

                       -----------------------------------

                         PURSUANT TO SECTION 1522 OF THE

          BUSINESS CORPORATION LAW OF THE COMMONWEALTH OF PENNSYLVANIA

                       -----------------------------------

            Werner Holding Co. (PA), Inc. (the "Company"), a corporation organized and existing under the Business Corporation Law of the Commonwealth of Pennsylvania, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company or any committee of the Board of Directors by its Second Amended and Restated Articles of Incorporation (as amended, the "Articles of Incorporation"), and pursuant to the provisions of Section 1522 of the Business Corporation Law of the Commonwealth of Pennsylvania, the Board of Directors, by unanimous written consent dated as of ________ __, 2003, duly approved and adopted the following resolution:

            RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Articles of Incorporation, the Board of Directors does hereby create, authorize and provide for the issue of Series A Participating Convertible Preferred Stock, par value $0.01 per share, with an initial liquidation preference of $1,000.00 per share (the "Initial Liquidation Preference"), consisting of ______________ shares, having the designation, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Articles of Incorporation and in this resolution as follows:

            The Statement With Respect to Shares setting forth this resolution (this "Certificate of Designation") shall be effective on ______ __, 2003.

                                    ARTICLE 1

                                   DESIGNATION

            There is hereby created out of the authorized and unissued shares of Preferred Stock of the Company a series of Preferred Stock designated as the "Series A Participating Convertible Preferred Stock" (the "Series A Preferred Stock"), consisting of __________ shares.

                                    ARTICLE 2

                                      RANK

            The Series A Preferred Stock shall, with respect to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Company (as set forth in Article 3 and Article 4 hereof), rank (a) senior to all classes or series of Common Stock, and of Capital Stock of the Company established after the Issue Date by the Board of Directors of the Company the terms of which do not expressly provide that it ranks senior to or on a parity with the Series A Preferred Stock as to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the Common Stock of the Company as "Junior Securities"); (b) on a parity with each class or series of Preferred Stock established after the Issue Date by the Board of Directors of the Company, the creation of which was approved by Holders of a majority of the then outstanding shares of Series A Preferred Stock in accordance with Section 5.2(b), if applicable, and the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"), and (c) junior to all classes or series of Capital Stock of the Company established after the Issue Date by the Board of Directors of the

Company, the creation of which was approved by Holders of a majority of the then outstanding shares of Series A Preferred Stock in accordance with Section 5.2(b), if applicable, and the terms of which expressly provide that it ranks senior to the Series A Preferred Stock as to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities").

                                    ARTICLE 3

                                    DIVIDENDS

            SECTION 3.1 Dividends.

            (a) Preferred Dividends. Beginning on the Issue Date, Holders of outstanding Series A Preferred Stock will be entitled to receive, out of funds legally available therefor, cash dividends on each share of Series A Preferred Stock, at a rate per annum equal to 14% of the Liquidation Preference (with such Liquidation Preference being determined as of the first day of the applicable quarter) payable quarterly (the "Preferred Dividends") until December 31, 2008. All Preferred Dividends shall be cumulative, whether or not earned or declared, on a quarterly basis from the Issue Date and shall be payable quarterly in arrears on each Preferred Dividend Payment Date, commencing on __________, 2003, provided, that if any Preferred Dividend payable on any Preferred Dividend Payment Date is not declared and paid in full in cash on such Preferred Dividend Payment Date, the amount payable as such Preferred Dividend on such Preferred Dividend Payment Date that is not paid in cash on such Preferred Dividend Payment Date shall be added to the Liquidation Preference on the relevant Preferred Dividend Payment Date and may no longer be declared or paid as dividends in cash except for special dividends paid pursuant to Section 3.1(d).

            (b) Participating Dividends. Beginning on the Issue Date, Holders of outstanding Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor (in whatever form), dividends on the outstanding Series A Preferred Stock in an amount equal to the amount by which the aggregate amount of dividends paid and payable on outstanding shares of Common Stock from the Issue Date through the date such dividends are declared on the outstanding shares of Common Stock exceeds the sum of all Preferred Dividends since the Issue Date (whether or not declared or paid, including, with respect to any share of Series A Preferred Stock, the excess, if any, of the Liquidation Preference for such share of Series A Preferred Stock over $1,000)) (a "Participating Dividend"). Participating Dividends shall be calculated on an as-converted basis in accordance with Article 6 and paid in the same form as such dividends are payable on the outstanding shares of Common Stock.

            (c) Dividend Priority. (i) Except as permitted pursuant to the next sentence, no dividends shall be declared by the Board of Directors or paid or funds set apart (in cash) for payment of dividends by the Company on any Parity Securities for any period unless cumulative dividends (including, with respect to any share of Series A Preferred Stock, the excess, if any, of the Liquidation Preference for such share of Series A Preferred Stock over $1,000) shall have been or contemporaneously are declared and paid in full, or declared (to the extent not paid but set apart for all such Parity Securities) and a sum set apart sufficient for such payment, on the

Series A Preferred Stock for all completed quarterly periods since the Issue Date on or prior to the date of payment of such dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Series A Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Series A Preferred Stock and any other Parity Securities shall be declared and paid pro rata based on the relative amounts of the liquidation preference of the Series A Preferred Stock and such Parity Securities. So long as any shares of the Series A Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for, convertible into or exchangeable for any of the Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase, redeem or retire any of the Parity Securities or any such warrants, rights, calls or options, unless cumulative dividends determined in accordance herewith (including, with respect to any share of Series A Preferred Stock, the excess, if any, of the Liquidation Preference for such share of Series A Preferred Stock over $1,000) shall have been paid or contemporaneously are declared and paid in full on the Series A Preferred Stock and all other redemption or repayment obligations due in respect of the Series A Preferred Stock have been paid in full in cash.

            (ii) So long as any shares of Series A Preferred Stock are outstanding, the Company shall not (A) declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for, convertible into or exchangeable for any of the Junior Securities (other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities (and any warrants, rights, calls or options exercisable for, convertible into or exchangeable for such Junior Securities) held by current or former directors, officers, employees of or consultants or advisors to the Company or any of its Subsidiaries, which repurchase, redemption or other acquisition or retirement shall have been approved by the Board of Directors or (B) make any distribution in respect of Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), or (C) permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options, unless in each such case cumulative dividends determined in accordance herewith (including, with respect to any share of Series A Preferred Stock, the excess, if any, of the Liquidation Preference for such share of Series A Preferred Stock over $1,000) have been paid in full on the Series A Preferred Stock.

            (d) At any time and from time to time when the Liquidation Preference per share of Series A Preferred Stock exceeds $1,000, the Company may declare and pay, to the holders of record of the Series A Preferred Stock on the record date chosen by the Company (which record date shall be not less than 30 and not more than 60 days prior to the payment date for such special dividend) for such dividend, a special dividend per share of Series A Preferred Stock equal to all or a portion of the excess, if any, of the Liquidation Preference per share of Series A Preferred Stock over $1,000 (the amount of such special dividend, the "Base Amount"), plus accrued and unpaid dividends on the Base Amount to the date of payment (including an amount equal to a prorated dividend for the period from the last Preferred Dividend Payment Date to the date of payment). Upon payment of such a dividend, the Liquidation Preference shall be reduced by the amount of the Base Amount.

            SECTION 3.2 Board Discretion. Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay, or set apart for payment, any dividends at any time other than the Preferred Dividends.

                                    ARTICLE 4

                             LIQUIDATION PREFERENCE

            SECTION 4.1 Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each Holder of the Series A Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution, and before any distribution is made on any Junior Security, a liquidation preference per share equal to the greater of (a) the Liquidation Preference and (b) the aggregate amount per share which such Holder would have been paid if such Holder had held the maximum number of Conversion Shares acquirable upon the complete conversion of such Holder's Series A Preferred Stock pursuant to Section 6.1 immediately before the time and date of the determination of shareholders entitled to receive distributions for such liquidation, dissolution or winding-up. Holders of the Series A Preferred Stock will have no rights to participate with any Junior Securities in any such distribution made on any Junior Securities of the Company, other than participation based upon the number of Conversion Shares acquirable upon the complete conversion of such Holder's Series A Preferred Stock pursuant to clause
(b) of the immediately preceding sentence. In addition, each Holder of the Series A Preferred Stock will be entitled, together and on parity with the holders of the Common Stock, to an amount per share in cash equal to all declared but unpaid Participating Dividends thereon to the date fixed for liquidation, dissolution or winding-up. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Series A Preferred Stock and any Parity Securities are not paid in full, the Holders of the Series A Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference to which each is entitled. After payment of accumulated and unpaid Participating Dividends to which they are entitled in accordance with Section 3.1 and payment of the full amount of the liquidation preferences, the Holders will not be entitled to any further participation in any distribution of assets of the Company.

            SECTION 4.2 Events Not Deemed a Liquidation. For purposes of Section 4.1, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations will be deemed to be a liquidation, dissolution or winding-up of the Company.

                                    ARTICLE 5

                                  VOTING RIGHTS

            SECTION 5.1 Voting. (a) The Holders shall be entitled to vote, together with all the outstanding shares of Common Stock as a single class, and not as a separate class except as otherwise required under Pennsylvania law or as set forth in this Article 5, on all matters on which holders of Common Stock shall be entitled or permitted to vote.

            (b) Upon (i) the failure of the Company to make a Put Offer as required under Section 7.2 upon the occurrence of a Put Event, or (ii) the failure of the Company to redeem any shares of Series A Preferred Stock in accordance with a Put Offer as required under Section 7.2 (either of the foregoing events described in clause (i) or (ii) being referred to as a "Put Non-Compliance Event"), notwithstanding any provision of the Articles of Incorporation of the Company to the contrary, the number of members of the Company's Board of Directors shall immediately and automatically increase by a number of Preferred Directors (as defined below) such that the Preferred Directors, together with any additional members of the Board of Directors that any Holder (or an Affiliate of a Holder) is then entitled to appoint or elect under any shareholder or similar agreement, shall thereafter constitute a majority of the members of the Board of Directors. Upon the occurrence of a Put Non-Compliance Event, the Holders of the Series A Preferred Stock, voting as a separate class (with each share of Series A Preferred Stock being entitled to one vote) and to the exclusion of all other classes or series of the Company's capital stock, shall vote to elect individuals to fill such newly created Preferred directorships, to remove any individuals elected to such Preferred directorships and to fill any subsequent vacancies in such Preferred directorships (the foregoing collectively referred to as the "Preferred Directors").

            (c) The right of the Holders of the Series A Preferred Stock to elect Preferred Directors as set forth in Section 5.1(b) above shall continue until such time as the failure giving rise to such Put Non-Compliance Event is remedied, cured or waived by the Holders of a majority of the shares of Series A Preferred Stock then outstanding, at which time, (i) the special right of the Holders of Series A Preferred Stock to so elect Preferred Directors shall cease,
(ii) the term of office of all Preferred Directors shall terminate and (iii) the number of members of the Company's Board of Directors shall immediately and automatically be decreased by the number of Preferred directorships created pursuant to Section 5.1(b) above and the directors elected by the Holders of Common Stock or Capital Stock prior to the Put Non-Compliance Event shall constitute the entire Board of Directors.

            SECTION 5.2 No Impairment. So long as any shares of Series A Preferred Stock, in the case of Section 5.2(a), or at least 10% of the number of shares of Series A Preferred Stock issued on the Issue Date, in the case of Sections 5.2(b) or (c), are outstanding, without the affirmative vote or consent of the Holders of a majority of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as a separate class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, the Company shall not:

            (a) amend this Certificate of Designation or the Articles of Incorporation so as to affect adversely the special rights, powers, preferences, privileges or voting rights of Holders of the Series A Preferred Stock; provided that (i) the creation, authorization or issuance of any shares of any class or series of Capital Stock of the Company the terms of which do not expressly provide that it ranks senior to or on a parity with the Series A Preferred Stock as to dividends or as to distributions upon the liquidation, winding-up and dissolution of the Company, (ii) the decrease in the amount of authorized Capital Stock of any class or series (but not below the amount of outstanding Capital Stock of such class or series nor below such amount of Conversion Shares as would be required to effect the conversion provided for in Section 6.1), including the Series A Preferred Stock or (iii) the increase in the amount of authorized Capital Stock of any class or series of Capital Stock of the Company the terms of which do not expressly provide that it ranks senior to or on a parity with the Series A Preferred Stock as to dividends or as to distributions upon the liquidation, winding-up and dissolution of the Company shall not require the consent of the Holders and shall not be deemed to affect adversely the special rights, powers, preferences, privileges or voting rights of Holders.

            (b) authorize, create or issue any shares of any class or series of Capital Stock the terms of which expressly provide that such class or series will rank on a parity with, or senior to, the Series A Preferred Stock as to dividends or as to distributions upon the liquidation, winding-up and dissolution of the Company.

            (c) engage in any merger, consolidation, reorganization, recapitalization or sale of all or substantially all of the assets of the Company, provided, however, that the Company may engage in such a transaction if
(A) a majority of the directors, excluding any directors designated by GREEN EQUITY INVESTORS III, L.P., a Delaware limited partnership, or its Affiliates, approves such transaction and (B) the Company offers to redeem all of the outstanding Series A Preferred Stock as if such transaction constituted a Change of Control and (C) the Company redeems the Series A Preferred Stock if such offer is accepted by the Holders in accordance with Article 7;

            SECTION 5.3 Votes Per Share. In any case in which the Holders shall be entitled to vote pursuant to this Article 5 or pursuant to Pennsylvania law, unless otherwise provided herein, each Holder shall be entitled to the number of votes per share equal to the number of shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock in accordance with Article 6, as of the date fixed for the determination of holders entitled to vote on such proposal. Any action that may be taken hereunder by the Holders of the Series A Preferred Stock voting as a separate class at a meeting may be taken by written consent of the Holders of a majority of the then outstanding shares of Series A Preferred Stock.

            SECTION 5.4 Amendment without a Vote. Subject to Section 5.2 and any requirements of Pennsylvania law, unless otherwise provided herein, without the vote of the Holders voting as a separate class, the Company may amend or supplement this Certificate of Designation or the Articles of Incorporation to cure any ambiguity, defect or inconsistency in this Certificate of Designation.

                                    ARTICLE 6

                                   CONVERSION

            SECTION 6.1  Conversion.

            (a) Right to Convert. The Holder of any shares of Series A Preferred Stock at its option may at any time (except that if any such share shall have been redeemed in accordance with Article 7, then, as to such share, such right shall terminate at the close of business on the date fixed for such redemption) convert all or any of such Holder's shares of Series A Preferred Stock into fully paid and non-assessable Conversion Shares at the rate at which Conversion Shares shall be delivered upon conversion (the "Conversion Rate") in effect at the time such shares of Series A Preferred Stock are surrendered to the Company in accordance with Section 6.1(c).

            (b) Conversion Rate. The Conversion Rate shall initially be [$1000/deal price per fully-diluted common equivalent share] Conversion Shares for each share of Series A Preferred Stock and shall be subject to adjustment as provided in Section 6.2. The number of Conversion Shares deliverable upon conversion shall be the number obtained by multiplying the (A) number of shares of Series A Preferred Stock surrendered to the Company in accordance with
Section 6.1(c) or subject to conversion pursuant to Section 6.1(d) by (B) the Conversion Rate, as adjusted in accordance with Section 6.2. No Conversion Shares shall be issued on account of accrued but unpaid Preferred Dividends or Participating Dividends.

            (c) Conversion Election. A Holder shall elect to convert shares of Series A Preferred Stock by delivering to the Company at any time during normal business hours: (i) written notice of such Holder's election to convert, (ii) the certificate or certificates, duly endorsed, representing the shares to be so converted, (iii) such instruments of transfer as the Company reasonably may require, in form satisfactory to the Company and duly executed by such Holder, and (iv) transfer tax stamps or funds therefor, if required pursuant to Section 6.1(h).

            (d) Mandatory Conversion. Upon the effectiveness of a registration statement under the Securities Act on any of Forms S-1, S-2, S-3 or any similar successor form covering any of the Common Stock, and the completion of a sale of such Common Stock thereunder, (i) for which aggregate gross proceeds exceed $125 million, (ii) pursuant to which the offering price to the public per share of the Common Stock so offered is equal to or greater than (A) the aggregate Liquidation Preference of the Series A Preferred Stock then outstanding, divided by (B) the total number of Conversion Shares issuable upon conversion of all Series A Preferred Stock then outstanding, (iii) following which the Company is, or becomes, a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (iv) as a result of which the Common Shares are traded on the New York Stock Exchange or the American Stock Exchange, or quoted on the NASDAQ Stock Market or are traded or quoted on any other national stock exchange (a "Qualified IPO"), all shares of Series A Preferred Stock shall be converted into fully paid and non-assessable Conversion Shares at the Conversion Rate in effect on the date of such offering, except to the extent any such shares of Series A Preferred Stock are being redeemed upon such Qualified IPO pursuant to Section 7.1

            (e)         Issuance of Conversion Shares.

            (i) As promptly as practicable after a Holder has validly elected to convert shares of Series A Preferred Stock in accordance with Section 6.1(c) or upon a Qualified IPO, the Company will deliver to the Holder a certificate or certificates representing the number of Conversion Shares issuable upon such conversion, including any fractional shares, issued in such name or names as such Holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate(s) in accordance with Section 6.1(c) or, in the case of a mandatory conversion in connection with a Qualified IPO, upon the opening of business on the date of such Qualified IPO. Upon such conversion all rights of such Holder as a Holder shall cease with respect to such shares and the person in whose name the certificates for Conversion Shares are to be issued shall be treated for all purposes as the record holder thereof at such time. All certificates representing the converted Series A Preferred Stock shall be, or shall be deemed to be, canceled by the Company as of the date the election to convert is made or the date of the Qualified IPO, as the case may be, and shall thereafter no longer be of any force or effect.

            (ii) The Company covenants that (A) it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the shares of Series A Preferred Stock, such number of Conversion Shares as shall be issuable upon the conversion of all outstanding shares of the Series A Preferred Stock, (B) if any Conversion Shares required to be reserved for purposes of conversion of the shares hereunder require registration with or approval of any governmental authority under any Federal or state law or regulation before such shares may be issued upon conversion, it will cause such shares to be duly registered or approved, as the case may be, (C) it will use its reasonable best efforts to list the Conversion Shares required to be delivered upon conversion of shares prior to such delivery upon each national securities exchange, if any, upon which the outstanding Conversion Shares are listed at the time of such delivery, and, if such outstanding Conversion Shares are not listed on any exchange but are traded in the over-the-counter market, to qualify such shares for trading and quotation privileges such as are then available for the outstanding Conversion Shares and (D) all Conversion Shares which shall be issued upon conversion of the shares will upon issue have been duly authorized and validly issued and be fully paid and non-assessable and not subject to any preemptive rights.

            (f) Dividends. If shares of Series A Preferred Stock shall be converted subsequent to the record date preceding a Participating Dividend payment date (the "Participating Dividend Payment Date") for the Series A Preferred Stock, but prior to such Participating Dividend Payment Date, the registered holder of such shares at the close of business on such record date shall be entitled to receive the Participating Dividend payable on such shares on such Participating Dividend Payment Date in the form which such Holder is entitled to notwithstanding the conversion thereof, subject to the Company's payment of the Participating Dividend on such Participating Dividend Payment Date.

            (g)         Certain Transactions.

            (i) Upon the consummation of any (A) consolidation, reorganization, share exchange, division or merger to which the Company is a party, other than a consolidation, reorganization, share exchange, division or a merger in which the Company is a continuing corporation and which does not result in any reclassification, change or exchange (other than changes in par value or from par value to no par value or from no par value to par value or changes as a result of a subdivision or combination) in outstanding Conversion Shares, or (B) sale of all or substantially all of the assets of the Company, each share of Series A Preferred Stock shall be convertible only into the kind and amount of securities and other property, if any, received in exchange for Conversion Shares in such transaction, subject to adjustment as nearly equivalent as practicable to the adjustments provided for in Section 6.2. The provisions of this Section 6.1(g) shall similarly apply to successive consolidations, reorganizations, mergers, share exchanges, divisions, sales or conveyances.

            (ii) The Company shall cause to be given to the Holders as promptly as possible, but in any event at least 15 days prior to the applicable date of the occurrence of an event described in clause (i) above, a notice stating the date on which such event is expected to become effective or occur, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such consolidation, reorganization, merger, share exchange, division, sale or conveyance.

            (h) Stamp Tax or Duty. The issuance of certificates for Conversion Shares upon conversion shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the Holder of the share or shares converted, the person or persons requesting the issuance thereof shall pay to the Company the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Company that such tax has been paid.

            (i)         Legends and Transfer Restrictions of Conversion Shares.
The Conversion Shares issued upon conversion of the Series A Preferred Stock shall bear such legends and shall have such transfer restrictions as provided for in Section 9.2, the Articles of Incorporation and by the laws of any state or other jurisdiction.

            SECTION 6.2 Adjustments of Conversion Rate. The Conversion Rate shall be subject to adjustment as follows:

            (a) Adjustment for Accretion. The Conversion Rate shall be increased by 14% per annum, compounded quarterly in arrears from the Issue Date through [anniversary of issue date,] 2006. This adjustment shall be in addition to any adjustments under Sections 6.2(b), (c) and (d).

            (b)         Adjustment for Changes in Common Stock.

            (i) If, after the Issue Date, the Company (A) subdivides or splits any of its outstanding shares of any class or series of Common Stock into a greater number of shares; (B) combines any of its outstanding shares of any class or series of Common Stock into a smaller number of shares; or (C) issues by reclassification of any class or series of its Common Stock any shares of any of its Common Stock; then the Conversion Rate in effect immediately prior to such action for each share of Series A Preferred Stock then outstanding shall be adjusted by multiplying the Conversion Rate in effect immediately prior to such action by a fraction (x) the numerator of which shall be the number of shares of all classes or series of Common Stock outstanding immediately after such action giving pro forma effect to the exercise of all then outstanding Convertible Securities (other than the Series A Preferred Stock) and (y) the denominator of which shall be the number of shares of all classes or series of Common Stock outstanding immediately prior to such action or the record date applicable to such action, if any (giving pro forma effect to the exercise of all then outstanding Convertible Securities (other than the Series A Preferred Stock)). The adjustment shall become effective immediately after the effective date of a subdivision, combination or reclassification. In the event that such subdivision, combination or reclassification is not effected, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such effective date had not been so fixed.

            (ii)        If, as a result of an adjustment made pursuant to this
Section 6.2(b) a holder of shares Series A Preferred Stock upon conversion of such shares of Series A Preferred Stock may receive shares of two or more classes or series of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class or series of Capital Stock as is contemplated by this
Section 6.2 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Section 6.2.

            (c) Adjustment for Certain Sales of Common Stock Below Current Market Value.

            (i) If, at any time after the Issue Date, the Company issues or sells any shares of any class or series of Common Stock or any Convertible Security (other than (A) pursuant to the conversion of any Series A Preferred Stock, (B) pursuant to the conversion, exchange or exercise of any Convertible Security outstanding as of the Issue Date (to the extent in accordance with the terms of such Convertible Security as in effect on such date) and/or (C) pursuant to the conversion, exchange or exercise of any Convertible Security as to which upon the issuance thereof an adjustment pursuant to this Section 6.2 has been made (or was not required under the foregoing clause (A) or (B)) at a price per share (in the case of any Convertible Security, based on the consideration received for such Convertible Security plus any consideration receivable upon conversion, exchange or exercise, as applicable, each on an as-converted, per share basis) below the then Current Market Value receivable upon conversion, exchange or exercise, as applicable), the Conversion Rate for each share of Series A Preferred Stock then outstanding shall be adjusted in accordance with the formula:

                  CR(1) =         CR x (O+N)
                              ------------------
                              (O + (N x P/M))

where:

CR(1)   =        the adjusted Conversion Rate immediately after the Time of
                 Determination;

CR      =        the pre-adjusted current Conversion Rate immediately prior to the Time of Determination;

O       =        the aggregate number of shares of Common Stock of all classes outstanding immediately prior to such issuance or sale of such Common Stock or Convertible Securities, as the case may be;

N       =        the number of shares of Common Stock of any class so issued or sold or the maximum stated number of shares of Common Stock of any class issuable upon the conversion, exchange or exercise of any such Convertible Securities, as the case may be;

P       =        the proceeds per share of Common Stock of the relevant class received by the Company, which (i) in the case of shares of Common Stock of any class is the amount received by the Company in consideration for the sale and issuance of such shares; and (ii) in the case of Convertible Securities is the amount received by the Company in consideration for the sale and issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration, other than the surrender of such Convertible Securities, payable to the Company upon exercise, conversion or exchange thereof; and

M       =        the Current Market Value per share of Common Stock of the
                 relevant class.

            (ii) The adjustment shall become effective immediately after the Time of Determination with respect to the issuance or sale to which this
Section 6.1(c) applies. To the extent that shares of Common Stock are not delivered after the expiration of such Convertible Securities (or any Convertible Securities underlying such Convertible Securities), the Conversion Rate for each Share of Series A Preferred Stock then outstanding shall be readjusted to the Conversion Rate which would otherwise be in effect had the adjustment made upon the issuance or sale of such Convertible Securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

            (iii) Notwithstanding the foregoing, no adjustment shall be made under this Section 6.2(c) (A) if the application of the formula stated above would result in a value of CR1 that is lower than the value of CR or (B) for any adjustment which is the subject of Section 6.2(b) or 6.2(d).

            (iv) Notwithstanding the foregoing, no adjustment in the Conversion Rate will be required in respect of: (A) the grant of any stock option or stock incentive award at an exercise price at least equal to the then Current Market Value, (B) the grant of any other stock option or stock incentive award to any officer or employee of the Company or any of its subsidiaries pursuant to any compensatory plan or arrangement that has been approved by the Company's Board of Directors, or (C) the exercise of any such option or award referred to in clause (A).

            (d)         Adjustment upon Certain Distributions.

            (i) If at any time after the Issue Date the Company grants or issues any Convertible Security or Capital Stock (other than Common Stock), evidence of its indebtedness or assets, or rights to purchase or subscribe for the same pro rata to all record holders of any class of Common Stock ("Distribution Rights"), then the Conversion Rate for each share of Series A Preferred Stock then outstanding shall be adjusted in accordance with the formula:

                        CR(1)   =     CR x (M/(M-F))

where:

CR(1) = the adjusted Conversion Rate immediately after the Time of Determination;

CR    =     the pre-adjusted Conversion Rate immediately prior to the Time of
            Determination;

M     =     the Current Market Value per Share of Common Stock of the
            relevant class;

F     =     the fair market value at the Time of Determination of such portion of the Convertible Securities, Capital Stock or the evidence of indebtedness or assets or of such rights to purchase or subscribe for the same, distributable pursuant to such Distribution Rights per share of outstanding Common Stock less the amount per share of outstanding Common Stock paid by the shareholders in consideration therefor.

The adjustment shall become effective immediately after the Time of Determination with respect to the shareholders entitled to receive the Convertible Securities, Capital Stock or rights to purchase or subscribe for the same to which this Section 6.2(d)(i) applies. Notwithstanding the foregoing, no adjustment shall be made under this Section 6.2(d) if the application of the formula stated above in this Section 6.2(d)(i) would result in a value of CR(1) that is lower than the value of CR. Notwithstanding the foregoing, this Section 6.2(d)(i) does not apply to any transaction which results in an adjustment pursuant to Section 6.2(b).

            (ii) Notwithstanding the provisions of Section 6.2(d)(i), an event that would otherwise give rise to an adjustment pursuant to Section 6.2(d)(i) shall not give rise to such adjustment if the Company grants, issues or sells Distribution Rights to the Holders or includes the Holders in such Distribution, in each case on a pro rata basis, assuming for the purpose of this
Section 6.2(d)(ii) that (A) all outstanding shares of Common Stock are of one class and (B) the Series A Preferred Stock had been converted.

            (e) Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the stock register a notice of the adjustment. The Company shall keep with its records such notice and a certificate from the Company's Chief Financial Officer briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, absent manifest error.

            (f) Other Events. If any event occurs as to which the provisions of this Section 6.2 are not strictly applicable and as a result of which the provisions of this Section 6.2, in the good faith judgment of the Board of Directors of the Company, do not fairly and adequately comply with the essential intent and principles of such provisions, then such Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board of Directors, to so comply.

            (g) Voluntary Adjustments. The Company from time to time may increase the Conversion Rate by any number and for any period of time; provided that such period is not less than 20 Business Days. Whenever the Conversion Rate is so increased, the Company shall mail to Holders a notice of the increase. The Company shall give the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect. A voluntary increase in the Conversion Rate for a period of time in accordance with this Section 6.2(g) shall not change or adjust the Conversion Rate otherwise in effect as determined by this
Section 6.2 after such period of time.

            (h) Multiple Adjustments. After an adjustment to the Conversion Rate for outstanding Series A Preferred Stock under this Section 6.2, any subsequent event requiring an adjustment under this Section 6.2 shall cause an adjustment to the Conversion Rate for outstanding Series A Preferred Stock as previously so adjusted under this Section 6.2. For the purposes of adjustments with respect to Convertible Securities, the maximum number of shares of Capital Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Capital Stock upon exercise, exchange or conversion of such Convertible Securities.

            (i) When De Minimis Adjustment May Be Deferred. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made by the Company and shall be rounded to the sixth decimal place. No adjustment need be made for a change in the par value or no par value of the Common Stock and no adjustment shall be deferred beyond the date on which a share of Series A Preferred Stock is converted.

                                    ARTICLE 7

                                   REDEMPTION

            SECTION 7.1 Offers to Redeem.

            (a) (i) Upon (A) the occurrence of a Change of Control, (B) the occurrence of a Qualified IPO, or (C) the receipt of the written request of any or all of the Holders at any time on or after January 1, 2007 and on or prior to December 31, 2008 (the "Put Notice") (any of the foregoing transactions, the occurrence of a Change of Control or a Qualified IPO, or receipt of a Put Notice being referred to as a "Put Event"), each of the Holders will have the right, but not the obligation, to require the Company to redeem in whole or in part such Holder's shares of Series

A Preferred Stock (subject to any prohibitions or limitations imposed by Pennsylvania law), pursuant to an offer (the "Put Offer") at the following offer prices in cash (the "Offer Price"):

            (1) if such Put Event occurs prior to [anniversary of issue date], 2004, at an Offer Price equal to 130.8% of the Initial Liquidation Preference;

            (2) if such Put Event occurs on or after [anniversary of issue date], 2004, at an Offer Price set forth below (expressed below as a percentage of the Liquidation Preference as of the date of redemption) across from the 12-month period beginning [issue date] of the year set forth below, during which period the Put Event occurs, in each case together with an amount in cash equal to all accumulated and unpaid Participating Dividends through the date of redemption:

                           PERCENTAGE OF
      YEAR            LIQUIDATION PREFERENCE
      ----            ----------------------
      2004                     112%
      2005                     110%
      2006                     108%
      2007 and
      thereafter               106%



            (b) The Company shall not be required to make a Put Offer with respect to any Put Event if a third party makes and consummates a Put Offer with respect to such Put Event substantially in accordance with this Article 7.

            SECTION 7.2 Procedures for Redemption. In the event that the Company shall be required to commence a Put Offer, the Company shall follow the procedures specified in this Section 7.2.

            (a) At least 30 days prior to a Qualified IPO, and within 30 days after any other Put Event, the Company shall commence a Put Offer by sending, via first class mail, a notice (the "Redemption Notice") to each of the Holders. The Put Offer shall remain open for a period of at least 20 Business Days from the date the Redemption Notice is mailed to Holders (the "Offer Period"). The Redemption Notice shall govern the terms of the Put Offer and shall contain all instructions and materials necessary to enable the Holders to tender their shares of Series A Preferred Stock pursuant to the Put Offer. The Redemption Notice shall state:

            (i) whether the Put Offer is pursuant to (A) a Change of Control, in which case the Put Notice shall describe the transaction or transactions that constitute a Change or Control, (B) a Qualified IPO, in which case the Redemption Notice shall describe the Qualified IPO, or (B) a Put Notice;

            (ii)        the Offer Price;

            (iii) that on the date specified in such notice, which, (A) in the case of a Qualified IPO, shall be the date of consummation of such Qualified IPO and (B) in the case of any other Put Event, shall be a date no later than 60 days after such Put Event (the "Redemption Date"), the Company shall redeem all shares of Series A Preferred Stock validly tendered and not properly withdrawn pursuant to this Article 7 and the Put Offer;

            (iv) that any Holder electing to have shares of Series A Preferred Stock redeemed pursuant to the Put Offer may so elect with respect to any or all of such Holder's shares;

            (v) that any Holder electing to have shares of Series A Preferred Stock redeemed pursuant to the Put Offer shall be required prior to the expiration of the Offer Period to surrender the certificates representing such Holder's shares of Series A Preferred Stock to be redeemed with such customary documents of surrender and transfer as the Company may reasonably request, duly completed, to the Company at the address and by the means specified in the Redemption Notice;

            (vi) that each Holder shall be entitled to withdraw its election if the Company receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder and a statement that such Holder is withdrawing its election to have shares of Series A Preferred Stock redeemed;

            (vii) that Participating Dividends on shares of the Series A Preferred Stock to be redeemed shall cease to accrue after the Redemption Date unless the Company defaults in the payment of the redemption price; and

            (viii) that, in the case of a Put Offer in connection with a Qualified IPO, the Put Offer shall terminate automatically and immediately as to all shares of Series A Preferred Stock (regardless of any acceptance of the Put Offer by the Holders thereof) in the event that the Qualified IPO is not completed.

            (b) Each Holder shall surrender the certificate or certificates representing such shares of Series A Preferred Stock to the Company (duly endorsed or assigned for transfer), together with all other documents required pursuant to the Redemption Notice, duly completed, in the manner and at the place designated in the Redemption Notice and on or prior to the expiration of the Offer Period. The Offer Price for such shares of Series A Preferred Stock shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired; provided, that if certificates surrendered represent more shares than the Holder has elected to have redeemed, the Company shall issue certificates for the shares that are not redeemed.

            (c) Unless the Company defaults in the payment in full of the applicable redemption price, Participating Dividends shall cease to accumulate after the Redemption Date, and the Holders of such redeemed shares shall cease to have any further rights with respect thereto after the Redemption Date, other than the right to receive the redemption price, without interest.

                                    ARTICLE 8

                                  MISCELLANEOUS

            SECTION 8.1 Preemptive Rights. This Certificate of Designation does not grant to any shares of Series A Preferred Stock any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

            SECTION 8.2 Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Pennsylvania) have the status of authorized but unissued shares of Preferred Stock of the Company and may be designated or redesignated and issued or reissued, as the case may be, as part of any class or series of Preferred Stock of the Company, except that such shares shall not be reissued as shares of Series A Preferred Stock.

            SECTION 8.3 Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption, or exchange shall be made on the immediately succeeding Business Day.

            SECTION 8.4 Waiver. The Holders of a majority of the outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as a separate class, may waive compliance with any provision of this Certificate of Designation.

            SECTION 8.5 Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, email or otherwise, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

      if to the Company, to:

      Werner Holding Co. (PA), Inc.
      93 Werner Road
      Greenville, Pennsylvania  16125
      Attention:  Eric J. Werner, Esq.
      Phone:  (724) 588-2000
      Fax:  (724) 589-5898

      with copies to:

      Investcorp International Inc.
      280 Park Avenue, 36 West

      New York, NY 10017
      Attention:  Chris Stadler
      Phone:  (212) 599-4700
      Fax:  (212) 983-7073

      Gibson, Dunn & Crutcher LLP
      200 Park Avenue, 48th Floor
      New York, NY 10166
      Attention:  E. Michael Greaney, Esq.
      Phone:  (212) 351-4000
      Fax:  (212) 351-4035

            Any notice or communication to a Holder shall be delivered to the Holder's address as it appears in the stock register of the Company and shall be sufficiently given if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in such notice shall not affect its sufficiency with respect to other Holders.

                                    ARTICLE 9

                              TRANSFER RESTRICTIONS

            SECTION 9.1 Series A Preferred Stock.

            (a) The certificates evidencing the Series A Preferred Stock shall, unless otherwise agreed to by the Company and the Holders of any such certificates, bear a legend substantially to the following effect:

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

            IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY SUCH OPINIONS, CERTIFICATES AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

            THE SECURITY REPRESENTED BY THIS CERTIFICATE MAY BE AUTOMATICALLY CONVERTED UPON THE OCCURRENCE OF CERTAIN EVENTS SPECIFIED IN THE STATEMENT WITH RESPECT TO SHARES FOR THIS SECURITY. SUCH AUTOMATIC CONVERSION CAN BE ACCOMPLISHED WITHOUT THIS

CERTIFICATE BEING SURRENDERED AND WHETHER OR NOT THE COMPANY GIVES NOTICE OF SUCH AUTOMATIC CONVERSION.

            THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH HOLDER WHO SO REQUESTS A COPY OF THE CERTIFICATE OF DESIGNATION.

            In addition to such legend, such certificates shall bear any legends required by the Articles of Incorporation and by the laws of any state or other jurisdiction.

            (b) The Company shall refuse to register any attempted transfer of shares of Series A Preferred Stock not in compliance with Section 9.1(a).

            (c) Whenever the restrictions imposed by this Section 9.1 shall terminate and, if requested by the Company, upon delivery by any Holder of an opinion of counsel stating that such shares of Series A Preferred Stock are no longer Restricted Securities, such opinion to be in a form and from counsel reasonably acceptable to the Company, the holder thereof shall be entitled to receive from the Company, without expense to the Holder, a new stock certificate not bearing the legend set forth in this Section 9.1.

            SECTION 9.2 Conversion Shares.

            (a) The certificates evidencing Conversion Shares issued upon a conversion of Series A Preferred Stock pursuant to Section 6.1 shall, unless otherwise agreed to by the Company and the Holders of any such certificates, bear a legend substantially to the following effect:

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

            IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY SUCH OPINIONS, CERTIFICATES AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

            In addition to such legend, such certificates shall bear any legends required by the Articles of Incorporation and by the laws of any state or other jurisdiction.

            (b) Whenever the restrictions imposed by this Section 9.2 shall terminate and, if requested by the Company, upon delivery by any Holder of an opinion of counsel stating that such Conversion Shares are no longer Restricted Securities, such opinion to be in a form and from counsel reasonably acceptable to the Company, the holder thereof shall be entitled to receive from the Company, without expense to the Holder, a new stock certificate not bearing the legend set forth in this Section 9.2.

                                   ARTICLE 10

                                DELIVERY AND FORM

            The certificates representing the Series A Preferred Stock will be issued in fully registered form. Holders will be entitled to receive physical delivery of a certificate for their Series A Preferred Stock ("Certificated Preferred Stock") which shall bear the legend referred to in Section 9.1. Record ownership of Certificated Preferred Stock will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Company.

                                   ARTICLE 11

                                   DEFINITIONS

            SECTION 11.1 Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings:

            "Affiliate" of any specified Person means (a) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person; or (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Voting Stock; or
(c) any Person who is a director or officer of (i) such Person, (ii) any Subsidiary of such Person or (iii) any Person described in clauses (a) or (b). For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

            "Board of Directors" means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person.

            "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.

            "Capital Stock" means:

            (a)         in the case of a corporation, corporate stock;

            (b) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

            (c) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

            "Change of Control" means such time as:

            (a) prior the first public offering of Common Stock of the Company, the Initial Control Group ceases to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock or more than 50% of the Common Stock, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Initial Control Group or otherwise (for purposes of this clause (a) and clause (b) below, the Initial Control Group shall be deemed to beneficially own any Voting Stock or common stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Initial Control Group beneficially owns (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity; or

            (b) following the first public offering of Common Stock of the Company (other than a Qualified IPO), (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more members of the Initial Control Group, is or becomes the beneficial owner (as defined in clause (a) above, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the Voting Stock of the Company, and (2) the Initial Control Group "beneficially owns" (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for purposes of this clause (b), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person "beneficially owns" (as defined in clause (a) above), directly or indirectly, in the aggregate more than 30% of the voting power of the Voting Stock of such parent entity and the Initial Control Group "beneficially owns" (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity).

            "Class A Common Stock" means the Class A Common Stock of the Company, par value $0.01 per share.

            "Class B Common Stock" means the Class B Common Stock of the Company, par value $0.01 per share.

            "Class C Common Stock" means the Class C Common Stock of the Company, par value $0.01 per share.

            "Class D Common Stock" means the Class D Common Stock of the Company, par value $0.01 per share.

            "Class E Common Stock" means the Class E Common Stock of the Company, par value $0.01 per share.

            "Class F Common Stock" means the Class F Common Stock of the Company, par value $0.01 per share.

            "Common Stock" means all shares of Capital Stock of the Company, whether or not denominated as "common stock," which are entitled to share ratably in the ordinary dividends of the Company or share ratably in the proceeds of any liquidation of the Company after the payment of all preferential claims, and shall include, without limitation, all shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock, Class F Common Stock and the No-Class Common Stock of the Company authorized on the Issue Date, but exclude the Series A Preferred Stock and any other Preferred Stock.

            "Company" means Werner Holding Co. (PA), Inc., a Pennsylvania corporation, and any successor.

            "Conversion Shares" means the shares of Class F Common Stock or any shares of Common Stock into which Class F Common Stock has been converted pursuant to the Amended and Restated Articles of Incorporation, issuable upon conversion of the Series A Preferred Stock from time to time.

            "Convertible Security" shall mean any securities convertible into or exercisable or exchangeable for, and all other options and rights to purchase or subscribe for, Common Stock or other Convertible Securities, in each case, whether outstanding on the Issue Date or thereafter issued.

            "Current Market Value" per share of any class of Common Stock of the Company shall mean:

            (a) if such class of Common Stock is not then (i) registered under the Exchange Act and (ii) traded on a national securities exchange or quoted on the Nasdaq Stock Market, the value of such class of Common Stock on the Business Day immediately prior to the date of the public announcement of the transaction giving rise to the determination of Current Market Value, determined in good faith by the Board of Directors of the Company, taking into account the most recently completed arms-length transaction between the Company and a Person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date; or

            (b)(i) if such class of Common Stock is then (A) registered under the Exchange Act and (B) traded on a national securities exchange or on the Nasdaq Stock Market, the average of the daily closing sales prices of such class of Common Stock for the 5 consecutive trading days immediately preceding the public announcement of the transaction giving rise to the determination of Current Market Value, or (ii) if such class of Common Stock has been registered under the Exchange Act and traded on a national securities exchange or on the Nasdaq National Market System for less than 5 consecutive trading days before such date of public announcement, then the average of the daily closing sales prices for all trading days before such date for which closing sales prices are available. The closing sales price of each such trading day shall be the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Holder" means a Person in whose name any outstanding shares of Series A Preferred Stock are registered in the register for the Series A Preferred Stock.

            "Initial Control Group" means Investcorp, its Affiliates, the holders of the Class A, Class B, Class C, Class D and Class E Common Stock immediately following the Recapitalization, any Person acting in the capacity of an underwriter or initial purchaser in connection with a public or private offering of the Company's Capital Stock, or any Permitted Transferee of any of the foregoing Persons.

            "Investcorp" means Investcorp Bank B.S.C., a Bahrain stock corporation.

            "Issue Date" means, [ ], 2003, the date the Series A Preferred Stock is originally issued.

            "Liquidation Preference" means, as of any date, the sum of (a) the Initial Liquidation Preference per share of Series A Preferred Stock, plus (b) accrued and unpaid Preferred Dividends added to the Liquidation Preference in accordance with Section 3.1(a), minus (c) the Base Amount of any special dividend paid pursuant to Section 3.1(d).

            "No-Class Common Stock" means the class of common stock designated as "Common Stock" of the Company, par value $.01 per share.

            "Permitted Transferee" means, (A) with respect to any Person, (i) the spouse, former spouse, lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person, and (ii) a trust, the beneficiaries of which, or a corporation or partnership or limited liability company, the stockholders, general or limited partners or members of which, include only such Person or his or her spouse, former spouse, lineal descendants or heirs, in each case to whom such Person has transferred, or through which it holds, the beneficial ownership of any securities of the Company, and (B) with respect to Investcorp, any other investor with whom Investcorp or any Affiliate thereof has an administrative relationship with respect to securities of the Company, including but not limited to holders of the Class D Common Stock.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Dividend Payment Date" means March 31, June 30, September 30 and December 31 of each year.

            "Preferred Stock" means, with respect to any Person, any Capital Stock of such Person (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, over shares of Capital Stock of any other class or series of such Person. With respect to the Company, "Preferred Stock" includes the Series A Preferred Stock.

            "Recapitalization" means the recapitalization of the Company, effective [_______], 2003, pursuant to which the Company will reclassify and redeem shares of its Common Stock, and issue the Series A Preferred Stock, and the other transactions related thereto, including the cancellation of certain options to purchase the Capital Stock of the Company and making payments to optionholders with respect thereto.

            "Restricted Securities" means "restricted securities" as such term is defined in Rule 144(a)(3) promulgated under the Securities Act.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Series A Preferred Stock" is defined in Section 1.1.

            "Subsidiary" means, with respect to any Person:

            (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

            Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Company.

            "Time of Determination" means (a) in the case of any distribution to existing shareholders to which Section 6.2(d) applies, the time and date of the determination of shareholders entitled to receive such securities or property, or (b) in the case of any other issuance and sale to which Section 6.2(c) or 6.2(d) applies, the time and date of such issuance or sale.

            "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person. Unless otherwise specified, "Voting Stock" refers to Voting Stock of the Company.

            SECTION 11.2 Rules of Construction. For the purposes of this Certificate of Designation (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (b) the word "including" and words of similar import shall mean "including, without limitation," (c) a capitalized word has the meaning assigned to it, (d) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States of America as in effect from time to time, and
(e) "or" is not exclusive.

            IN WITNESS WHEREOF, Werner Holding Co. (PA), Inc. has caused this Certificate of Designation to be signed by _______________, its __________________, on the date and year first above written.

                                    WERNER HOLDING CO. (PA), INC.



                                    By
                                       ---------------------------------
                                       Name:
                                       Title: